                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                  FORM 8-K/A

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                        Date of Report: April 15, 1998
                Date of Earliest Event Reported: April 1, 1998



                                PRIMESTAR, INC.
            (Exact name of Registrant as specified in its Charter)

                                   DELAWARE
                (State or other jurisdiction of incorporation)

          000-23883                                     84-1441684
  (Commission File Number)               (I.R.S. Employer Identification No.)


                         8085 SOUTH CHESTER, SUITE 300
                          ENGLEWOOD, COLORADO  80112
                   (Address of principal executive offices)

      Registrant's telephone number, including area code: (303) 712-4600

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has dully caused this report to be signed on its behalf by the undersigned hereunto dully authorized.

Dated May 15, 1998


                                       PRIMESTAR, INC.
                                        (Registrant)


                                       By:    /s/ Kenneth G. Carroll
                                           --------------------------------
                                           Name:  Kenneth G. Carroll
                                           Title: Senior Vice President and
                                                  Chief Financial Officer

Item 2.   ACQUISITION OR DISPOSITION OF ASSETS.
------    --------------------------------------

     On February 6, 1998, the Registrant, a wholly-owned subsidiary of TCI Satellite Entertainment, Inc. ("TSAT"), entered into (i) a Merger and Contribution Agreement dated as of February 6, 1998 (the "Restructuring Agreement"), (ii) an Asset Transfer Agreement dated as of February 6, 1998 (the "TSAT Asset Transfer Agreement"), (iii) an Agreement and Plan of Merger dated as of February 6, 1998 ("TSAT Merger Agreement") and (iv) certain other agreements contemplated by the Restructuring Agreement. The transactions contemplated by the Restructuring Agreement, the TSAT Asset Transfer Agreement, the TSAT Merger Agreement and such other agreements are hereinafter referred to, collectively, as the "Roll-up Plan". The Roll-up Plan is a two step transaction.

     Effective April 1, 1998, certain of the transactions (collectively, the "Restructuring Transaction") contemplated by the Restructuring Agreement and the TSAT Asset Transfer Agreement were consummated. The Restructuring Transaction, which is the first step of the Roll-up Plan, comprised (i) the contribution of substantially all of TSAT's assets and liabilities to the Registrant, and (ii) the concurrent contribution to the Registrant by the existing partners (the "Partners") of PRIMESTAR Partners L.P. (the "Partnership") of their respective interests in the PRIMESTAR(R) digital satellite business.

     In connection with such mergers and asset transfers, the parties to the Restructuring Transaction received, directly or indirectly, from the Registrant a combination of cash (or an assumption of indebtedness by the Registrant) and shares of common stock of the Registrant, in an amount determined pursuant to the Restructuring Agreement.

     As a result of the Restructuring Transaction, the Registrant owns the entire PRIMESTAR(R) digital satellite business and TSAT and the Partners (or their respective affiliates) own, in the aggregate, all the outstanding capital stock of the Registrant. The Partners include (i) Time Warner Entertainment Company L.P. ("TWE"), a subsidiary of Time Warner, Inc., (ii) Advance/Newhouse Partnership ("Newhouse"), a subsidiary of Newhouse Broadcasting Corporation, (iii) Cox Communications, Inc. ("Cox"), (iv) Comcast Corporation (`Comcast"), (v) MediaOne of Delaware, Inc. (`MediaOne"), a subsidiary of US WEST, Inc. and (vi) GE American Communications, Inc. (`GE Americom") a subsidiary of General Electric Company ("GE").

     Under the Restructuring Agreement, the amount of cash received by, or debt assumed in respect of, each of TSAT, Comcast, Cox, MediaOne, TWE and Newhouse at the closing of the Restructuring Transaction was dependent upon subscriber counts and TSAT's debt balance on such date. The approximate cash consideration paid to Cox and MediaOne was $74.0 million and $76.6 million, respectively, the approximate debt assumed in respect of TWE and Newhouse (collectively) and Comcast was $239.5 million and $74.7 million, respectively, and the approximate debt assumed in respect of TSAT was $475 million, plus outstanding letters of credit in the aggregate amount of $30 million. Under the Restructuring Agreement, the debt assumed by the Registrant in respect of GE Americom was fixed at $14.0 million.

     As of the date of the Restructuring Transaction, the approximate ownership of the Registrant's common stock was as set forth in the following table:

   Name of Beneficial Owner           Ownership Percentage       Voting Power
   ------------------------           --------------------       ------------
TSAT                                         37.23%                  38.02%
TWE and Newhouse (collectively)              30.02%                  30.66%
Comcast                                       9.50%                   9.70%
MediaOne                                      9.69%                   9.90%
Cox                                           9.43%                   9.63%
GE Americom                                   4.13%                   2.09%


     The total amount of funds paid by the Registrant in connection with the closing of the Restructuring Transaction aggregated approximately $499 million, of which approximately $479 million was paid to the Restructuring parties other than TSAT as cash consideration (or assumption of debt in lieu of cash consideration) and approximately $20 million was paid to fund financing costs and other expenses related thereto. Such consideration and expenses were financed by a $350 million unsecured senior subordinated interim loan (the "Interim Loan") and through borrowings under the Registrant's credit facility. In addition, the Registrant assumed indebtedness of TSAT and the Partnership aggregating approximately $1,046 million, including (i) $571 million outstanding under the Partnership's bank credit facility, (ii) $373 million under TSAT's 10 7/8% Senior Subordinated Notes and 12 1/4% Senior Subordinated Discount Notes,
(iii) $100 million outstanding prior to the closing of the Restructuring Transaction under TSAT's credit facility and (iv) $2 million of other debt.

     The second step of the Roll-up Plan (the "TSAT Merger"), in which TSAT will be merged with and into the Registrant, is subject to regulatory approval of the transfer of certain licenses held by TSAT. Assuming that necessary regulatory approvals are received and that the other conditions provided for in the TSAT Merger Agreement are satisfied or waived, the stockholders of TSAT will receive, in a transaction designed to be tax-free to such stockholders, (i) one share of Class A Common Stock of the Registrant for each share of TSAT's Series A Common Stock outstanding immediately prior to the closing of the TSAT Merger, and (ii) one share of Class B Common Stock of the Registrant for each share of TSAT's Series B Common Stock outstanding immediately prior to the closing of the TSAT Merger. Each share of the Registrant's common stock then held by TSAT will be canceled.

     The nature of all material relationships between the Registrant and any of the parties to the Restructuring Transaction or any of their respective affiliates, any director or officer of the Registrant, or any associate of any such director or officer, has been previously reported in TSAT's Current Report on Form 8-K dated February 11, 1998 (Commission File No. 0-21317). Please see the sections entitled "THE ROLL-UP PLAN--Interests of Certain Persons in the Roll-up Plan" and "RELATED AGREEMENTS" included therein.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
------    -------------------------------------------------------------------

     (a)  Financial Statements.

          Time Warner Satellite Services Group-
            Combined financial statements as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997.

          Cox Communications, Inc.-Direct Broadcast Satellite Business-
            Financial statements as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997.

          Comcast Satellite Communications, Inc. and Comcast DBS, Inc.-
            Combined financial statements as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997.

          MediaOne of Delaware, Inc.-Direct Broadcast Satellite Business
           (Successor) and Direct Broadcast Satellite Business of Continental Cablevision, Inc. (Predecessor)-
            Combined financial statements as of December 31, 1997 and 1996 and for the year ended December 31, 1997, the period November 15, 1996 through December 31, 1996, the period from January 1, 1996 through November 14, 1996, and the year ended December 31, 1995.

          PRIMESTAR Partners L.P.
            Financial statements as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997.

     (b)  Pro Forma Financial Statements.

          PRIMESTAR, Inc. Condensed Pro Forma Combined Financial Statements - year ended December 31, 1997.

     (c)  Exhibits.

          None.

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Time Warner Satellite Services Group

  We have audited the accompanying combined balance sheet of Time Warner Satellite Services Group ("TWSS") as of December 31, 1997 and 1996, and the related combined statements of operations, cash flows and group deficit for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of TWSS's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of PRIMESTAR Partners, L.P., (a limited partnership in which the Company has a 31.29% interest) ("PRIMESTAR"), have been audited by other auditors whose report has been furnished to us; insofar as our opinion on the combined financial statements relates to data included for PRIMESTAR, it is based solely on their report.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

  In our opinion, based on our audits and the report of other auditors, the combined financial statements referred to above present fairly, in all material respects, the financial position of TWSS as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

New York, New York
March 13, 1998

                      TIME WARNER SATELLITE SERVICES GROUP
                             COMBINED BALANCE SHEET
                                  DECEMBER 31,
                                  (THOUSANDS)

                                                                1997     1996
                                                              -------- --------
ASSETS
CURRENT ASSETS
Receivables, less allowances of $1,301 and $1,278............ $ 15,301 $ 18,398
Receivables from related parties.............................       --    2,347
Prepaid expenses.............................................      106      104
                                                              -------- --------
Total current assets.........................................   15,407   20,849
Investment in PRIMESTAR Partners, L.P. ......................   17,270   31,021
Property, plant & equipment, net.............................  447,438  396,110
Other assets.................................................       96       73
                                                              -------- --------
Total assets................................................. $480,211 $448,053
                                                              ======== ========

LIABILITIES AND GROUP DEFICIT

CURRENT LIABILITIES
Accounts payable                                             $ 24,788  $ 33,537
Accrued charges from PRIMESTAR Partners, L.P. ..............   29,789    28,060
Other current liabilities...................................   18,611    16,448
                                                             --------  --------
Total current liabilities...................................   73,188    78,045
Due to TWE and TWEAN........................................  518,910   430,607
Group deficit............................................... (111,887)  (60,599)
                                                             --------  --------
Total liabilities and group deficit......................... $480,211  $448,053
                                                             ========  ========

See accompanying notes.

                      TIME WARNER SATELLITE SERVICES GROUP
                        COMBINED STATEMENT OF OPERATIONS
                            YEAR ENDED DECEMBER 31,
                                  (THOUSANDS)

                                                   1997      1996      1995
                                                 --------  --------  --------
Revenues........................................ $377,226  $277,083  $130,926
                                                 --------  --------  --------
Costs and expenses:
 Operating (a)..................................  211,194   156,897    76,253
 Selling, general and administrative (b)........   96,986    84,669    39,220
 Depreciation...................................   67,472    45,449    20,261
                                                 --------  --------  --------
  Total costs and expenses......................  375,652   287,015   135,734
                                                 --------  --------  --------
Operating income (loss).........................    1,574    (9,932)   (4,808)
Equity in losses of PRIMESTAR Partners, L.P. ...  (23,284)   (5,314)   (8,957)
Interest and other, net (c).....................  (29,578)  (21,975)  (12,733)
                                                 --------  --------  --------
Net loss........................................ $(51,288) $(37,221) $(26,498)
                                                 ========  ========  ========
(a) Includes expenses resulting from transac-
    tions with affiliates (Note 6).............. $184,644  $135,997  $ 64,066
                                                 ========  ========  ========
(b) Includes expenses resulting from transac-
    tions with affiliates (Note 6).............. $  9,431  $  6,927  $  3,273
                                                 ========  ========  ========
(c) Includes expenses resulting from transac-
    tions with affiliates (Note 5).............. $ 27,921  $ 20,921  $ 11,910
                                                 ========  ========  ========

See accompanying notes.

                      TIME WARNER SATELLITE SERVICES GROUP

                      COMBINED STATEMENT OF GROUP DEFICIT
                                  (THOUSANDS)

                                                                  GROUP DEFICIT
                                                                  -------------
BALANCE AT DECEMBER 31, 1994.....................................   $ (33,647)
  Net loss.......................................................     (26,498)
  Capital contribution resulting from Advance/Newhouse
   transaction...................................................      36,767
                                                                    ---------
BALANCE AT DECEMBER 31, 1995.....................................     (23,378)
  Net loss.......................................................     (37,221)
                                                                    ---------
BALANCE AT DECEMBER 31, 1996.....................................     (60,599)
  Net loss.......................................................     (51,288)
                                                                    ---------
BALANCE AT DECEMBER 31, 1997.....................................   $(111,887)
                                                                    =========

See accompanying notes.

                      TIME WARNER SATELLITE SERVICES GROUP
                        COMBINED STATEMENT OF CASH FLOWS
                                  DECEMBER 31,
                                  (THOUSANDS)

                                                   1997      1996      1995
                                                 --------  --------  --------
OPERATIONS
Net loss........................................ $(51,288) $(37,221) $(26,498)
Adjustments for noncash and nonoperating items:
 Depreciation...................................   67,472    45,449    20,261
 Equity in losses of PRIMESTAR Partners, L.P....   23,284     5,314     8,957
Changes in operating assets and liabilities:
 Receivables....................................    5,444    (1,011)  (16,310)
 Accounts payable and accrued expenses..........   (7,020)   24,580    12,142
 Other balance sheet changes....................   (1,172)    9,953      (467)
                                                 --------  --------  --------
Cash provided (used) by operations..............   36,720    47,064    (1,915)
                                                 --------  --------  --------
INVESTING ACTIVITIES
Capital expenditures............................ (116,126) (169,793) (183,135)
Investments in and advances to PRIMESTAR Part-
 ners, L.P......................................   (8,897)  (19,711)  (15,449)
                                                 --------  --------  --------
Cash used by investing activities............... (125,023) (189,504) (198,584)
                                                 --------  --------  --------
FINANCING ACTIVITIES
Advances from TWE and TWEAN.....................  478,158   425,851   315,286
Repayments of advances from TWE and TWEAN....... (389,855) (283,411) (114,787)
                                                 --------  --------  --------
Cash provided by financing activities...........   88,303   142,440   200,499
                                                 --------  --------  --------
CHANGE IN CASH AND EQUIVALENTS..................       --        --        --
CASH AND EQUIVALENTS AT BEGINNING OF YEAR.......       --        --        --
                                                 --------  --------  --------
CASH AND EQUIVALENTS AT END OF YEAR............. $     --  $     --  $     --
                                                 ========  ========  ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMA-
 TION:
Interest paid................................... $ 27,921  $ 20,921  $ 11,910
                                                 ========  ========  ========
Noncash capital contribution.................... $     --  $     --  $ 36,767
                                                 ========  ========  ========

See accompanying notes.

                     TIME WARNER SATELLITE SERVICES GROUP

                    NOTES TO COMBINED FINANCIAL STATEMENTS

1.ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

  The accompanying combined financial statements of Time Warner Satellite Services Group (the "Company") reflect the combined historical financial information of the direct broadcast satellite operations conducted by Time Warner Entertainment Company, L.P. ("TWE") and the TWE-Advance/Newhouse Partnership ("TWEAN"), including TWEAN's 31.29% partnership interest in PRIMESTAR Partners, L.P. ("PrimeStar" and collectively, the "PrimeStar Assets"). The PrimeStar Assets are expected to be transferred to a new, unaffiliated company that will also hold assets of TCI Satellite Entertainment, Inc. ("TSAT"), pursuant to a separate agreement entered into in February of 1998 (Note 2). The Company distributes programming services under the PrimeStar brand name to subscribers within specified areas of the continental United States.

  The Company's statement of operations includes allocations of certain costs and expenses of TWE and TWEAN (Notes 5 and 6). Although such allocations are not necessarily indicative of the costs that would have been incurred if the Company operated as an unaffiliated entity, management believes that the allocation methods used are reasonable. Although these financial statements are presented as if the Company had operated as a corporation, the Company was initially formed as a partnership for tax purposes and continued to operate in a partnership structure through December 31, 1997.

  In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement No. 130, "Reporting Comprehensive Income" ("FAS 130"), effective for fiscal years beginning after December 15, 1997. The new rules establish standards for the reporting of comprehensive income and its components in financial statements. Comprehensive income consists of net income and other gains and losses affecting group deficit that, under generally accepted accounting principles, are excluded from net income, such as unrealized gains and losses on marketable equity investments and foreign currency translation gains and losses. The Company does not expect that the adoption of FAS 130 will have a material effect on its financial statements.

  In June 1997, the FASB issued Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("FAS 131"), effective for fiscal years beginning after December 15, 1997. The new rules establish revised standards for public companies relating to the reporting of financial and descriptive information about their operating segments in financial statements. The Company does not expect that the adoption of FAS 131 will have a material effect on its financial statements.

  USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could differ from those estimates.

  REVENUE RECOGNITION

  Subscriber fees are recorded as revenue in the period related services are provided. Rights to exhibit programming are purchased from PrimeStar. The cost of such rights are generally expensed as the related services are made available to subscribers.

  ADVERTISING

  Advertising costs are expensed upon the first exhibition of related advertisements. Advertising expense amounted to $12.4 million, $18.8 million and $12.9 million for the years ended December 31, 1997, 1996 and 1995, respectively.

                     TIME WARNER SATELLITE SERVICES GROUP

  CASH AND CASH EQUIVALENTS

  All of the Company's operating, investing and financing activities are funded by TWE and TWEAN. Such funding is recorded as interest bearing advances and are included in due to TWE and TWEAN (Note 5).

  PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment are stated at cost. Additions to property, plant and equipment generally include materials and labor. Depreciation is provided on the straight-line method over the estimated useful lives of the assets as follows:

      Buildings and improvements.................................... 5--20 years
      Distribution equipment........................................ 7--15 years
      Furniture and other equipment................................. 3--10 years

  Property, plant and equipment consists of:

                                                               DECEMBER 31,
                                                            -------------------
                                                              1997       1996
                                                            ---------  --------
                                                               (THOUSANDS)
      Buildings and improvements........................... $     310  $    204
      Distribution equipment...............................   560,125   455,902
      Furniture and other equipment........................     8,195     6,301
                                                            ---------  --------
                                                              568,630   462,407
      Less accumulated depreciation........................  (121,192)  (66,297)
                                                            ---------  --------
        Total.............................................. $ 447,438  $396,110
                                                            =========  ========

  Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("FAS 121"), which established standards for the recognition and measurement of impairment losses on long-lived assets and certain intangible assets. The adoption of FAS 121 did not have a material effect on the Company's financial statements.

  INCOME TAXES

  No income tax benefits have been provided in the accompanying combined statement of operations because such benefits have been fully offset by corresponding increases in the valuation allowance due to the uncertainty of realizing the benefit for tax losses on a separate return basis. On a historical basis, the operating results of the Company have primarily been included in the consolidated U.S. Federal, state and local income tax returns of Time Warner or subsidiaries of Time Warner. Time Warner has not, and will not, compensate the Company for the utilization of the Company's losses.

  RISKS AND UNCERTAINTIES

  Satellites are subject to significant risks including manufacturing defects affecting the satellite or its components; launch failure resulting in damage to or destruction of the satellite, or incorrect orbital placement; and damage in orbit caused by asteroids, space debris or electrostatic storms. Such factors can prevent or limit commercial operation or reduce the useful life of PrimeStar's satellites.

                     TIME WARNER SATELLITE SERVICES GROUP

2.PROPOSED TRANSACTIONS

  TWE and the Advance/Newhouse Partnership ("Advance/Newhouse") entered into agreements in February 1998 (the "Roll-up Transaction") to transfer the direct broadcast satellite operations conducted by TWE and TWEAN (the "DBS Operations") and the 31.29% partnership interest in the PrimeStar Assets held by TWEAN to a new company ("Newco") that is ultimately expected to be the publicly traded parent of TSAT. Newco will also own the DBS operations and PrimeStar partnership interests currently owned by TSAT and other existing partners of PrimeStar. In exchange for contributing its interests in the PrimeStar Assets, TWE and Advance/Newhouse will collectively receive an approximate 30% equity interest and approximately $260 million in cash (or debt assumption by Newco), subject to adjustment pursuant to the Roll-up Transaction.

  In a related transaction, PrimeStar also entered into an agreement in June 1997 with The News Corporation Limited, MCI Telecommunications Corporation and American Sky Broadcasting LLC ("ASkyB"), pursuant to which PrimeStar (or, under certain circumstances, Newco) will acquire certain assets relating to the high- power, direct broadcast satellite business of ASkyB (the "PrimeStar ASkyB Transaction" and, when taken together with the PrimeStar Roll-up Transaction, the "PrimeStar Transactions"). In exchange for such assets, ASkyB will receive non-voting securities of Newco that will be convertible into non-voting common stock of Newco and, accordingly, will reduce TWE and Advance/Newhouse's collective equity interest in Newco to approximately 20% on a fully diluted basis.

  The PrimeStar Transactions are not conditioned on each other and may close independently. The PrimeStar Roll-up Transaction is expected to close on or about April 1, 1998. The PrimeStar ASkyB Transaction is expected to close in 1998, subject to customary closing conditions, including all necessary governmental and regulatory approvals, including the approval of the Federal Communications Commission. There can be no assurance that such approvals will be obtained.

3.MERGERS AND ACQUISITIONS

  In connection with the formation of TWEAN, Advance/Newhouse contributed its pre-existing 10.43% interest in PrimeStar and related direct broadcast satellite operations (the "Advance/Newhouse DBS Operations") to TWEAN effective October 1, 1995.

  The accompanying combined statement of operations includes the operating results of Advance/Newhouse DBS Operations from the date of contribution to TWEAN. On a pro forma basis, giving effect to the contribution of Advance/Newhouse DBS Operations as if it had occurred on January 1, 1995, the Company would have reported, for the year ended December 31, 1995 revenues of $146.6 million, depreciation of $25.3 million, operating losses of $8.5 million and a net loss of $34.2 million, respectively.

4.INVESTMENT IN PRIMESTAR

  The Company uses the equity method to account for its investment in PrimeStar. Under the equity method, only the investment in and amounts due from PrimeStar are included in the balance sheet, only the Company's share of PrimeStar's earnings is included in the operating results and only the dividends, cash distributions, loans or other cash received from PrimeStar, less any additional cash investments, loan repayments or other cash paid to PrimeStar are included in the cash flows.

                     TIME WARNER SATELLITE SERVICES GROUP

  Summarized financial information as reported by PrimeStar is set forth below (in thousands):

                                                       YEAR ENDED DECEMBER 31,
                                                      --------------------------
                                                        1997     1996     1995
                                                      -------- -------- --------
      Revenue........................................ $626,104 $412,999 $180,595
      Operating loss.................................   58,654   16,823   38,395
      Net loss.......................................   74,417   15,702   42,037

                                                                DECEMBER 31,
                                                              -----------------
                                                                1997     1996
                                                              -------- --------
      Current assets........................................  $156,706 $137,048
      Total assets..........................................   725,650  688,273
      Current liabilities (including $565.0 and $521.0
       million of short-term debt due under PrimeStar credit
       facility at December 31, 1997 and 1996,
       respectively.........................................   668,541  584,907
      Other liabilities.....................................     3,952    4,227
      Partners' capital.....................................    53,157   99,139

  The PrimeStar credit facility matures on September 30, 1998 and borrowings thereunder are collateralized by letters of credit issued by various PrimeStar partners, including $219.4 million issued by the Company (Note
  9).

5.DUE TO TWE AND TWEAN

  All of the Company's operating, investing and financing activities are funded by advances from TWE and TWEAN. These advances bear interest at LIBOR plus a margin equal to 50 basis points, subject to adjustment, based upon the interest rates paid by TWE and TWEAN on borrowings under their bank credit agreement. Interest expense incurred by the Company relating to these advances amounted to $27.9 million, $20.9 million and $11.9 million for the years ended December 31, 1997, 1996 and 1995, respectively.

6.RELATED PARTIES

  The Company purchases all programming services through PrimeStar. These programming services include certain services owned by TWE (primarily Home Box Office and Cinemax) and Time Warner Inc. ("Time Warner", a general and limited partner of TWE). Purchases of programming services through PrimeStar, which are made in the normal course of business and, in management's opinion, at rates which approximate those the Company could obtain from third parties, amounted to $129.5 million, $93.3 million and $42.6 million for the years ended December 31, 1997, 1996 and 1995, respectively.

  PrimeStar also arranges for satellite capacity and uplink services, and provides national marketing and administrative support services, in exchange for a separate fee from each distributor, including the Company, based on the distributor's total number of subscribers. The costs associated with such services have been charged to the Company based upon a standard fee for each of the various activities performed by PrimeStar. These costs totaled $55.1 million, $42.7 million and $21.5 million for the years ended December 31, 1997, 1996 and 1995, respectively.

  The Company has an arrangement with TWE under which TWE manages the Company's operations. The accompanying financial statements reflect an allocation of certain corporate and regional expenses of TWE and TWEAN based on the proportion of the Company's subscribers to the total number of subscribers managed by TWE and TWEAN. Such allocated costs totaled $9.4 million, $6.9 million and $3.3 million for the years ended December 31, 1997, 1996 and 1995, respectively.

                     TIME WARNER SATELLITE SERVICES GROUP

  In connection with the TWEAN partnership agreement, TWEAN has funded certain Advance/Newhouse obligations which were incurred prior to the formation of TWEAN. These funded obligations were non- interest bearing, and amounted to $2.3 million at December 31, 1996 and are classified as receivables from related parties. The Company fully settled these receivables in October 1997 through a reduction of the Company's balance due to TWEAN.

7.EMPLOYEE BENEFIT PLANS

  The Company participates in the Time Warner Cable Pension Plan (the "Pension Plan"), a noncontributory defined benefit pension plan, which is maintained by TWE and covers substantially all employees. Benefits under the Pension Plan are determined based on formulas which reflect an employee's years of service and compensation levels during the employment period. Pension expense totaled approximately $772,000, $742,000 and $270,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

  The Company also participates in the Time Warner Cable Employee Savings Plan (the "Savings Plan"), a defined contribution plan, which is maintained by TWE, and covers substantially all employees. The Company's contributions to the Savings Plan are limited to 6.67% of an employee's eligible compensation during the plan year. The Board of Representatives of TWE has the right, in any year, to set the maximum amount of the Company's contribution. Defined contribution plan expense totaled approximately $333,000, $262,000, and $200,000 for the years ended December 31, 1997,
  1996 and 1995, respectively.

8.INCOME TAXES

  There are no current income taxes payable based on the Company's operating losses.

  The proforma deferred tax assets and liabilities calculated on a separate-company basis consistent with the liability method prescribed by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" are as follows:

                                                                DECEMBER 31
                                                             ------------------
                                                               1997      1996
                                                             --------  --------
                                                                (THOUSANDS)
      Deferred tax assets:
        Allowance for doubtful accounts..................... $    523  $    514
        Investment in PRIMESTAR Partners, L.P...............    1,782     5,328
        Tax losses utilized by Time Warner..................  103,763    61,428
                                                             --------  --------
          Total gross deferred tax assets...................  106,068    67,270
      Less: valuation allowance.............................  (59,055)  (38,438)
                                                             --------  --------
      Net deferred tax assets...............................   47,013    28,832
                                                             --------  --------
      Deferred tax liabilities:
        Depreciation........................................  (47,013)  (28,832)
                                                             --------  --------
          Total gross deferred tax liabilities..............  (47,013)  (28,832)
                                                             --------  --------
      Net deferred tax assets............................... $    --   $    --
                                                             ========  ========

  In 1997, 1996 and 1995, income tax benefits of approximately $20.6 million, $15.0 million and $10.7 million, respectively, have been fully offset by corresponding increases in the valuation allowance due to the uncertainty of realizing the benefit for tax losses on a separate return basis.

                     TIME WARNER SATELLITE SERVICES GROUP

  On a proforma basis, had the Company been operating on a stand alone basis, the Company would have had net operating loss carryforwards for tax purposes of approximately $228.2 million during the three years ended December 31, 1997. However, at December 31, 1997, the Company, which operated as a partnership during the periods presented herein, has no net operating loss carryforwards for tax purposes because such losses were primarily allocated to and utilized by Time Warner and its affiliates. The Company has not, and will not, be compensated for such losses. Consequently, without the tax benefit for losses utilized by Time Warner, the Company would have a net deferred tax liability of approximately $44.7 million at December 31, 1997.

9.COMMITMENTS AND CONTINGENCIES

  In connection with its guarantee of the PrimeStar credit facility, the Company is required to provide letters of credit to support its proportional 37.5% share of outstanding borrowings plus accrued interest and expenses under the facility. PrimeStar's maximum borrowing availability under the facility is $585 million. At December 31, 1997, TWEAN had issued on the Company's behalf, letters of credit in the amount of $219.4 million.

  In 1995, PrimeStar entered into a satellite transponder service agreement with General Electric Co., which is collateralized by letters of credit issued by various PrimeStar partners, including TWEAN on the Company's behalf. At December 31, 1997, TWEAN had entered into letters of credit amounting to $75.0 million to cover the Company's maximum obligation under this agreement.

  At December 31, 1997, the Company's future minimum commitments to purchase satellite reception equipment aggregated approximately $13.0 million.

  The Company has noncancelable operating leases, primarily relating to office facilities, expiring over various terms. Rental expense for all operating leases for the years ended December 31, 1997, 1996 and 1995 totaled $2.2 million, $1.5 million and $920,000, respectively.

  Future minimum rental payments at December 31, 1997 under noncancelable operating leases were as follows:

                                                                    TOTAL RENTAL
                                                                     COMMITMENT
                                                                    ------------
                                                                    (THOUSANDS)
      Year Ending December 31:
        1998.......................................................    $1,322
        1999.......................................................     1,102
        2000.......................................................       881
        2001.......................................................       220
        2002 and thereafter........................................       --
                                                                       ------
                                                                       $3,525
                                                                       ======

   Pending legal proceedings are substantially limited to litigation incidental to the businesses of the Company. In the opinion of counsel and management, the ultimate resolution of these matters will not have a material effect on the consolidated financial statements of the Company.

                      TIME WARNER SATELLITE SERVICES GROUP

10.OTHER CURRENT LIABILITIES

  Other current liabilities consist of the following:

                                                                 DECEMBER 31,
                                                                ---------------
                                                                 1997    1996
                                                                ------- -------
                                                                  (THOUSANDS)
      Accrued expenses......................................... $ 6,220 $ 8,117
      Sales and other taxes....................................   3,825   2,107
      Accrued salaries and employee benefits...................   2,220   1,948
      Accrued data processing..................................   3,720   1,967
      Subscriber related liabilities...........................   2,387   1,452
      Other....................................................     239     857
                                                                ------- -------
        Total.................................................. $18,611 $16,448
                                                                ======= =======

                         INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Cox Communications, Inc. Direct Broadcast Satellite Business
Atlanta, Georgia:

  We have audited the accompanying balance sheets of Cox Communications, Inc. Direct Broadcast Satellite Business (the "Company") as of December 31, 1996 and 1997, and the related statements of operations, deficiency in net assets, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Primestar Partners, L.P. ("Primestar"), the Company's investment in which is accounted for by use of the equity method. The Company's equity of $11,536,000 and $7,685,000 in Primestar at December 31, 1996 and 1997, respectively, and of $4,087,000, $1,397,000, and $6,788,000 in Primestar's net loss for the years ended December 31, 1995, 1996, and 1997, respectively, are included in the accompanying financial statements. Those statements were audited by other auditors whose report (which includes an explanatory paragraph regarding Primestar's ability to continue as a going concern) has been furnished to us, and our opinion, insofar as it relates to the amounts included for such company, is based solely on the report of such other auditors.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

  In our opinion, based on our audits and the report of the other auditors, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1996 and 1997 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
Atlanta, Georgia
March 27, 1998

                            COX COMMUNICATIONS, INC.

                      DIRECT BROADCAST SATELLITE BUSINESS

                                 BALANCE SHEETS

                                                            DECEMBER 31
                                                      ------------------------
                                                         1997         1996
                                                      -----------  -----------
                                                      (THOUSANDS OF DOLLARS)
ASSETS
Cash................................................. $     1,860  $     2,271
Accounts receivable, less allowance for doubtful
 accounts of $1,041 in 1997
 and $391 in 1996....................................       7,317        4,672
Plant and equipment
  Satellite reception equipment......................     126,947       94,679
  Subscriber installation costs......................      36,378       27,700
  Support equipment..................................         972          659
                                                      -----------  -----------
                                                          164,297      123,038
Less accumulated depreciation........................     (47,679)     (24,210)
                                                      -----------  -----------
                                                          116,618       98,828
                                                      -----------  -----------
Investment in PrimeStar Partners, L.P. ..............       7,685       11,536
Other assets.........................................      11,770       10,812
                                                      -----------  -----------
    Total assets.....................................    $145,250     $128,119
                                                      ===========  ===========
LIABILITIES AND EQUITY
Accounts payable..................................... $     3,497  $    10,905
Accrued charges from PrimeStar Partners, L.P. .......       5,447        7,105
Other accrued expenses...............................       6,313        5,956
Amounts due to Cox Communications, Inc ("CCI").......     204,314      150,829
Deferred income taxes................................       3,221        2,523
                                                      -----------  -----------
    Total liabilities................................     222,792      177,318
                                                      -----------  -----------
Deficiency in net assets.............................     (77,542)     (49,199)
                                                      -----------  -----------
    Total liabilities and equity.....................    $145,250     $128,119
                                                      ===========  ===========

                       See notes to financial statements.

                            COX COMMUNICATIONS, INC.

                      DIRECT BROADCAST SATELLITE BUSINESS

                            STATEMENTS OF OPERATIONS

                                                   YEAR ENDED DECEMBER 31
                                                ------------------------------
                                                  1997       1996       1995
                                                ---------  ---------  --------
                                                   (THOUSANDS OF DOLLARS)
REVENUES
  Programming and equipment rental............. $  97,826  $  53,434  $ 18,547
  Installation.................................    11,820     14,857     9,002
                                                ---------  ---------  --------
                                                  109,646     68,291    27,549
COSTS AND EXPENSES
  Programming and other charges from PrimeStar
   Partners, L.P...............................    53,688     30,731    11,483
  Other operating..............................    11,433      6,610     2,389
  Selling, general and administrative..........    33,790     28,805    12,889
  Depreciation.................................    36,385     21,704     6,323
                                                ---------  ---------  --------
OPERATING LOSS.................................   (25,650)   (19,559)   (5,535)
OTHER INCOME (EXPENSE)
  Interest expense.............................   (10,659)    (6,898)   (3,630)
  Share of losses of PrimeStar Partners, L.P...    (6,788)    (1,397)   (4,087)
  Other, net...................................      (497)      (151)      (66)
                                                ---------  ---------  --------
LOSS BEFORE INCOME TAXES.......................   (43,594)   (28,005)  (13,318)
Income tax benefit.............................    15,251      9,791     4,657
                                                ---------  ---------  --------
NET LOSS....................................... $ (28,343) $ (18,214) $ (8,661)
                                                =========  =========  ========

                       See notes to financial statements.

                            COX COMMUNICATIONS, INC.

                      DIRECT BROADCAST SATELLITE BUSINESS

                     STATEMENTS OF DEFICIENCY IN NET ASSETS

                                                                   DEFICIENCY IN
                                                                    NET ASSETS
                                                                   -------------
                                                                    (THOUSANDS
                                                                    OF DOLLARS)
Balance at December 31, 1994......................................   $ (22,324)
  Net loss........................................................      (8,661)
                                                                     ---------
Balance at December 31, 1995......................................     (30,985)
  Net loss........................................................     (18,214)
                                                                     ---------
Balance at December 31, 1996......................................     (49,199)
  Net loss........................................................     (28,343)
                                                                     ---------
Balance at December 31, 1997......................................   $ (77,542)
                                                                     =========

                       See notes to financial statements.

                            COX COMMUNICATIONS, INC.

                      DIRECT BROADCAST SATELLITE BUSINESS

                            STATEMENTS OF CASH FLOWS

                                                  YEAR ENDED DECEMBER 31
                                               ------------------------------
                                                 1997       1996       1995
                                               ---------  ---------  --------
                                                  (THOUSANDS OF DOLLARS)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss...................................... $ (28,343) $ (18,214) $ (8,661)
Adjustments to reconcile net loss to net cash
 provided by operating activities:
  Depreciation................................    36,385     21,704     6,323
  Share of losses of PrimeStar Partners, L.P.
   ...........................................     6,788      1,397     4,087
  Deferred income taxes.......................     1,179        978     1,148
Increase in accounts receivable...............    (2,645)    (4,123)      (39)
Increase (decrease) in accounts payable and
 accrued expenses.............................    (8,709)     7,193     5,742
Other, net....................................    (1,439)      (402)     (784)
                                               ---------  ---------  --------
    Net cash provided by operating
     activities...............................     3,216      8,533     7,816
                                               ---------  ---------  --------
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures..........................   (54,175)   (70,522)  (40,768)
Investments in PrimeStar Partners.............    (2,937)    (6,571)   (7,098)
                                               ---------  ---------  --------
    Net cash used in investing activities.....   (57,112)   (77,093)  (47,866)
                                               ---------  ---------  --------
CASH FLOWS FROM FINANCING ACTIVITIES
Increase in amounts due to CCI................    53,485     66,118    44,733
                                               ---------  ---------  --------
    Net cash provided by financing
     activities...............................    53,485     66,118    44,733
                                               ---------  ---------  --------
Net increase (decrease) in cash...............      (411)    (2,442)    4,683
Cash at beginning of period...................     2,271      4,713        30
                                               ---------  ---------  --------
Cash at end of period......................... $   1,860  $   2,271  $  4,713
                                               =========  =========  ========
SUPPLEMENTAL CASH FLOW INFORMATION
  Cash paid for interest......................    10,659      6,898     3,630
  Cash refunded for income taxes..............   (13,532)    (3,362)   (5,524)

                       See notes to financial statements.

                           COX COMMUNICATIONS, INC.

                      DIRECT BROADCAST SATELLITE BUSINESS

                         NOTES TO FINANCIAL STATEMENTS

1.ORGANIZATION AND BASIS OF PRESENTATION

  Cox Communications, Inc.'s ("Cox") direct broadcast satellite business ("Cox DBS") is involved in the business of delivering television programming via direct broadcast satellite ("DBS"). Cox DBS also owns a
  10.43 percent interest in PrimeStar Partners, L.P. ("PrimeStar Partners"), the nation's second largest DBS operation. In addition to being an investor in PrimeStar Partners, Cox DBS distributes the service under the name "PrimeStar by Cox." Cox, an indirect 75.0% owned subsidiary of Cox Enterprises, Inc. ("CEI"), is among the nation's five largest multiple system operators, serving some 3.2 million customers. Cox is a fully integrated, diversified broadband communications company with interests in domestic and United Kingdom cable distribution systems, programming networks and telecommunications technology. The historical financial statements do not necessarily reflect the results of operations or financial position that would have existed had Cox DBS been an independent company.

2.PROPOSED TRANSACTIONS

  Cox entered into a binding letter agreement dated February 6, 1998 (the "Restructuring Agreement") with PrimeStar Partners, affiliates of each of the other partners of PrimeStar Partners and a stockholder of TCI Satellite Entertainment, Inc. (TSAT) to effect the consolidation of these entities into a newly-formed company (the "Restructuring Transaction"). The new corporation ("PrimeStar, Inc.") will acquire Cox's interest in PrimeStar Partners and Cox DBS in exchange for cash and shares of Series A and Series C Common Stock of PrimeStar, Inc. Cox DBS as an operating company will cease to exist upon consummation of the Restructuring Transaction. Upon completion of the Restructuring Transaction but before the acquisition of certain satellite assets, Cox will hold approximately 9.35% of PrimeStar, Inc. The Restructuring Transaction is expected to close in the second quarter of 1998.

  In June 1997, PrimeStar Partners announced that it had entered into a binding asset acquisition agreement (the "ASkyB Agreement") with several affiliated and unaffiliated parties. The ASkyB Agreement provides for the transfer to PrimeStar, Inc. of two high power communications satellites currently under construction and DBS related licenses and contracts. In consideration, the parties selling the above noted assets will receive convertible securities of PrimeStar, Inc. Consummation of the transactions contemplated by the ASkyB agreement are contingent on , among other things, receipt of all necessary government and regulatory approvals. The Restructuring Agreement and the ASkyB Agreement are not conditioned on each other and may close independently.

3.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Revenue Recognition

  Cox DBS bills its customers in advance; however, revenue is recognized as television programming services are provided. Receivables are generally collected within 30 days. Credit risk is managed by disconnecting services to customers who are delinquent generally greater than 75 days. Other revenues are recognized as services are provided. Revenues obtained from the connection of customers to the PrimeStar Partners DBS service are less than related direct selling costs; therefore, such revenues are recognized as earned.

  Cash Management

  Cox DBS participates in CEI's cash management system, whereby the bank sends daily notification of checks presented for payment. CEI transfers funds from other sources to cover the checks presented for payment.

                           COX COMMUNICATIONS, INC.

                      DIRECT BROADCAST SATELLITE BUSINESS

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


  Plant and Equipment

  Depreciation is computed using principally the straight-line method at rates based upon estimated useful lives of three to five years for satellite reception equipment and subscriber installation costs and three to 10 years for other plant and equipment.

  The costs of initial customer installations are capitalized as subscriber installation costs at standard rates for Cox DBS's labor, materials and outside labor. Expenditures for maintenance and repairs are charged to operating expense as incurred. At the time of retirements, sales, disconnects or other disposals of property, the original cost and related accumulated depreciation are written off.

  Investment in PrimeStar Partners, L.P.

  Cox DBS uses the equity method to account for its investment in PrimeStar Partners. The investment is recorded at cost and adjusted to recognize Cox DBS's proportionate share of PrimeStar Partners' undistributed income or losses.

  Impairment of Long-Lived Assets

  Effective January 1996, Cox DBS adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." This Statement requires that long-lived assets and certain intangibles be reviewed for impairment when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, with any impairment losses being reported in the period in which the recognition criteria are first applied based on the fair value of the asset. Long-lived assets and certain intangibles to be disposed of are required to be reported at the lower of carrying amount or fair value less cost to sell. There was no impact on the financial statements upon adoption of SFAS No. 121.

  Income Taxes

  The accounts of Cox DBS historically have been included in the consolidated federal income tax return and certain state income tax returns of CEI. Current federal and state income tax expenses and benefits have been allocated to Cox DBS based on the current year tax effects of the inclusion of its income, expenses and credits in the consolidated income tax returns of CEI or based on separate state income tax returns.

  Deferred income tax assets and liabilities arise from differences in recording certain income and expenses for financial reporting and income tax purposes and are principally related to depreciation and Cox DBS's share of losses of PrimeStar Partners.

  Retirement Plans

  Cox DBS generally provides defined pension benefits to all employees based on years of service and compensation during those years through the Cox Communications, Inc. Pension Plan (the "Cox Plan"). Additionally, Cox DBS provides certain health care, life insurance and retirement savings benefits to substantially all retirees and employees through certain CEI plans. Expense related to the Cox Plan and the CEI plans are allocated to Cox DBS through the intercompany account. The amount of the allocations is generally based on actuarial determinations of the effects of Cox DBS employees' participation in the Cox Plan and CEI plans.

                           COX COMMUNICATIONS, INC.

                      DIRECT BROADCAST SATELLITE BUSINESS

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


  Recently Issued Accounting Pronouncements

  In June 1997, SFAS No. 130, "Reporting Comprehensive Income," was issued. This Statement requires that Cox DBS (a) classify, by nature, items of comprehensive income in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital in the equity section of the balance sheet. This Statement also requires Cox DBS to report comprehensive income, a measure of performance that includes all non-owner sources of changes in equity, in addition to net income reported in the financial statements. Reclassification of financial statements for earlier periods is required for comparative purposes. This Statement is effective beginning fiscal year December 31, 1998.

  Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4.INVESTMENT IN PRIMESTAR PARTNERS, L.P.

  Below is financial information of PrimeStar Partners:

                                             YEAR ENDED DECEMBER 31
                                        ----------------------------------
                                          1997       1996         1995
                                        --------  -----------  -----------
                                             (THOUSANDS OF DOLLARS)
   Revenues............................ $626,104  $   412,999  $   180,595
   Operating loss......................  (58,654)     (16,823)     (38,395)
   Net loss............................  (74,417)     (15,702)     (42,037)
                                                        DECEMBER 31
                                                  ------------------------
                                                     1997         1996
                                                  -----------  -----------
                                                  (THOUSANDS OF DOLLARS)
   Current assets......................           $   156,706  $   137,048
   Noncurrent assets...................               568,944      551,225
   Current liabilities.................               668,541      584,907
   Noncurrent liabilities..............                 3,952        4,227
   Partner's Capital...................                53,157       99,139

  PrimeStar Partners provides programming services to Cox DBS and other authorized distributors in exchange for a fee based upon the number of subscribers receiving programming services. Cox DBS also pays PrimeStar Partners for arranging for satellite capacity and uplink services and providing national marketing and administrative support services. During the years ended December 31, 1997, 1996 and 1995, the charges from PrimeStar Partners for programming services and other items were approximately $53,688,000, $30,731,000 and $11,483,000, respectively.
  Amounts payable to PrimeStar Partners at December 31, 1997 and 1996, were approximately $5,447,000 and $7,105,000, respectively.

                           COX COMMUNICATIONS, INC.

                      DIRECT BROADCAST SATELLITE BUSINESS

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

  Under the PrimeStar Partners limited partnership agreement, Cox DBS has agreed to fund its share of any capital contributions and/or loans to PrimeStar Partners that might be agreed upon from time to time by the partners of PrimeStar Partners. Cox DBS funded approximately $35,400,000 and $32,400,000 to the partnership as of December 31, 1997 and 1996, respectively. Additionally, as a general partner of PrimeStar Partners, Cox DBS is liable as a matter of partnership law for all debts of PrimeStar Partners in the event the liabilities of PrimeStar Partners were to exceed its assets. PrimeStar Partners has contingent liabilities related to legal and other matters arising in the ordinary course of business. Management of PrimeStar Partners is unable at this time to assess the impact, if any, of such matters on PrimeStar Partners's results of operations, financial position, or cash flow.

5.INCOME TAXES

  Current and deferred income tax expenses (benefits) are as follows:

                                                    YEAR ENDED DECEMBER 31
                                                   ---------------------------
                                                     1997      1996     1995
                                                   --------  --------  -------
                                                    (THOUSANDS OF DOLLARS)
   Current........................................ $(16,430) $(10,769) $(5,805)
   Deferred.......................................    1,179       978    1,148
                                                   --------  --------  -------
     Net income tax benefit....................... $(15,251) $ (9,791) $(4,657)
   Effective tax rate.............................    34.98%    34.96%   34.97%
                                                   --------  --------  -------

  Income tax benefit differs from the amount computed by applying the U.S. statutory federal income tax rate (35%) to loss before income taxes as a result of certain insignificant items not deductible for tax purposes. Cox DBS records the benefit of losses in its financial statements since these losses are utilized by Cox.

  Significant components of the net deferred tax liability consist of the following:

                                                            DECEMBER 31
                                                      ------------------------
                                                         1997         1996
                                                      -----------  -----------
                                                      (THOUSANDS OF DOLLARS)
   Plant and equipment............................... $    (3,253) $    (2,541)
   Other.............................................          32           18
                                                      -----------  -----------
     Net deferred tax liability...................... $    (3,221) $    (2,523)
                                                      ===========  ===========

6.TRANSACTIONS WITH AFFILIATED COMPANIES

  Cox DBS borrows funds for working capital, PrimeStar Partners capital calls and other needs from Cox. Certain services are provided to Cox DBS by Cox. Such services include corporate administration, customer service operations, risk management, benefits administration and other support services. Cox DBS was allocated expenses for the years ended December 31, 1997, 1996 and 1995 of approximately $4,741,000, $2,720,000 and $1,089,000, respectively, related to these services. Cox DBS pays rent and certain other occupancy costs to Cox for its office facilities, which amounts approximated $511,000, $664,000 and $194,000 for the years ended December 31, 1997, 1996 and 1995, respectively. Allocated expenses are based on Cox's estimate of expenses related to the services provided to Cox DBS in relation to those provided to its cable and other operations. Rent and occupancy expense is allocated based on occupied

                           COX COMMUNICATIONS, INC.

                      DIRECT BROADCAST SATELLITE BUSINESS

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

  space. Management believes that these allocations were made on a reasonable basis. However, the allocations are not necessarily indicative of the level of expenses that might have been incurred had Cox DBS contracted directly with third parties. Management has not made a study or any attempt to obtain quotes from third parties to determine what the cost of obtaining such services from third parties would have been. The fees and expenses to be paid by Cox DBS to Cox are subject to change.

  The amounts due to Cox are generally due on demand and represent the net of various transactions, including those described above. At December 31, 1996, outstanding amounts to Cox bear interest at fifty basis points above Cox's commercial paper borrowings. This rate as of December 31, 1997 and 1996 was 6.4% and 6.6%, respectively.

  Included in amounts due to Cox are the following transactions:

                                                        (THOUSANDS OF DOLLARS)
                                                        ----------------------
   Intercompany due to Cox, December 31, 1995..........        $ 84,711
     Cash transferred from Cox.........................           6,571
     Net operating expense allocations and
      reimbursements...................................          59,547
                                                               --------
   Intercompany due to Cox, December 31, 1996..........         150,829
     Cash transferred from Cox.........................           2,966
     Net operating expense allocations and
      reimbursements...................................          50,519
                                                               --------
   Intercompany due to Cox, December 31, 1997..........        $204,314
                                                               ========

  In accordance with the requirements of SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," Cox DBS has estimated the fair value of its intercompany advances. Given the short-term nature of these advances, the carrying amounts reported in the balance sheets approximate fair value.

7.COMMITMENTS AND CONTINGENCIES

  Cox leases office facilities and various items of equipment under noncancellable operating leases. Future minimum lease payments as of December 31, 1997 for all noncancellable operating leases are as follows:

                                                          (THOUSANDS OF DOLLARS)
                                                          ----------------------
   1998..................................................          $127
   1999..................................................           120
   2000..................................................            80
   2001..................................................            65
   2002..................................................            14
   Thereafter............................................             0
                                                                   ----
     Total...............................................          $406
                                                                   ====

  Cox DBS is a party to various legal proceedings that are ordinary and incidental to its business. Management does not expect that any legal proceedings currently pending will have a material adverse impact on Cox DBS's financial position or results of operations.

  Cox DBS anticipates the pay out of involuntary termination benefits to certain employees in connection with the consummation of the Restructuring Transaction. As of December 31, 1997, Cox DBS has neither

                           COX COMMUNICATIONS, INC.

                      DIRECT BROADCAST SATELLITE BUSINESS

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

  established the benefits that current employees will receive upon termination nor the specific number of employees to be terminated.

8.UNAUDITED QUARTERLY FINANCIAL INFORMATION

  The following table sets forth selected historical quarterly financial information for Cox DBS. This information is derived from unaudited financial statements of Cox DBS and includes, in the opinion of management, all normal and recurring adjustments that management considers necessary for a fair presentation of the results for such periods.

                                                                      1997
                                                  -------------------------------------------
                                                    1ST         2ND         3RD         4TH
                                                  QUARTER(a)  QUARTER(a)  QUARTER     QUARTER
                                                  -------     -------     -------     -------
                                                             (THOUSANDS OF DOLLARS)
   Revenue..................................     $ 22,736    $ 26,734    $ 29,303    $ 30,873
   Operating loss...........................       (7,175)     (7,437)     (8,388)     (2,650)
   Loss before income taxes.................      (10,040)    (13,719)    (11,922)     (7,913)
   Income tax benefit.......................        3,524       5,008       4,089       2,630
   Net loss.................................       (6,516)     (8,711)     (7,833)     (5,283)
                                                                      1996
                                                  -------------------------------------------
                                                    1ST         2ND         3RD         4TH
                                                  QUARTER     QUARTER     QUARTER     QUARTER
                                                  -------     -------     -------     -------
                                                             (THOUSANDS OF DOLLARS)
   Revenue..................................     $ 13,850    $ 15,438    $ 19,274    $ 19,729
   Operating loss...........................       (2,730)     (4,693)     (3,871)     (8,265)
   Loss before income taxes.................       (4,922)     (6,625)     (7,399)     (9,059)
   Income tax benefit.......................        2,245       2,735       1,647       3,164
   Net loss.................................       (2,677)     (3,890)     (5,752)     (5,895)

(a) Results for the first and second quarters of 1997 have been revised to correct the timing of recognition of depreciation and other operating expenses and interest expense. These revisions increased the operating loss for the first quarter of 1997 by $1,690, loss before income taxes by $1,526 and net loss (after related income tax benefit) by $1,137. Second quarter losses decreased by corresponding amounts.

                         INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholder
Comcast Satellite Communications, Inc. and Comcast DBS, Inc.
Philadelphia, Pennsylvania

We have audited the accompanying combined balance sheet of Comcast Satellite Communications, Inc. and Comcast DBS, Inc. (wholly owned subsidiaries of Comcast Corporation) as of December 31, 1997 and 1996, and the related combined statements of operations, stockholder's deficiency and of cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of PRIMESTAR Partners L.P. ("Primestar"), Comcast DBS, Inc.'s investment which is accounted for under the equity method. Comcast DBS, Inc.'s equity of $30,104,000 and $22,120,000 in Primestar's accumulated losses at December 31, 1997 and 1996, respectively, and of $7,984,000, $1,647,000 and $4,385,000 in Primestar's net loss for the years ended December 31, 1997, 1996 and 1995, respectively, are included in the accompanying combined financial statements. The financial statements of Primestar were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included in the accompanying combined financial statements for Primestar as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, is based solely on the report of such other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, such combined financial statements present fairly, in all material respects, the combined financial position of Comcast Satellite Communications, Inc. and Comcast DBS, Inc. as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

Philadelphia, Pennsylvania
April 1, 1998

          COMCAST SATELLITE COMMUNICATIONS, INC. AND COMCAST DBS, INC.

                             COMBINED BALANCE SHEET

                                                              DECEMBER 31,
                                                            ------------------
                                                              1997      1996
                                                            --------  --------
                                                               (DOLLARS IN
                                                               THOUSANDS)
                          ASSETS
Current Assets
  Cash and cash equivalents................................ $ 10,527  $  5,956
  Accounts receivable, less allowance for doubtful accounts
   of $915 and $887........................................    6,871     2,807
  Other current assets.....................................      950       843
  Due from affiliates......................................       --        99
                                                            --------  --------
    Total current assets...................................   18,348     9,705
                                                            --------  --------
Investment in Primestar....................................    5,544    10,340
                                                            --------  --------
Property and equipment.....................................  144,566    93,726
  Accumulated depreciation.................................  (35,708)  (17,052)
                                                            --------  --------
  Property and equipment, net..............................  108,858    76,674
                                                            --------  --------
Subscriber installation costs..............................   40,882    27,205
  Accumulated amortization.................................  (15,746)   (7,473)
                                                            --------  --------
  Subscriber installation costs, net.......................   25,136    19,732
                                                            --------  --------
                                                            $157,886  $116,451
                                                            ========  ========
         LIABILITIES AND STOCKHOLDER'S DEFICIENCY
Current Liabilities
  Accounts payable and accrued expenses.................... $ 22,275  $ 24,376
  Accrued interest on notes payable to affiliate...........    1,288       461
  Notes payable to affiliate...............................  210,436        --
  Due to affiliates........................................    1,226        --
                                                            --------  --------
    Total current liabilities..............................  235,225    24,837
                                                            --------  --------
Notes payable to affiliate.................................       --   131,471
                                                            --------  --------
Commitments and Contingencies
Stockholder's Deficiency
  Common stock.............................................       --        --
  Additional capital.......................................   31,855    31,633
  Accumulated deficit...................................... (109,194)  (71,490)
                                                            --------  --------
    Total stockholder's deficiency.........................  (77,339)  (39,857)
                                                            --------  --------
                                                            $157,886  $116,451
                                                            ========  ========

                  See notes to combined financial statements.

          COMCAST SATELLITE COMMUNICATIONS, INC. AND COMCAST DBS, INC.

                        COMBINED STATEMENT OF OPERATIONS

                                                   YEAR ENDED DECEMBER 31,
                                                  ----------------------------
                                                    1997      1996      1995
                                                  --------  --------  --------
                                                    (DOLLARS IN THOUSANDS)
Service income................................... $114,128  $ 65,574  $ 27,726
                                                  --------  --------  --------
Costs and expenses
  Operating......................................   76,216    40,241    19,755
  Selling, general and administrative............   23,671    21,780    14,031
  Depreciation and amortization..................   27,957    17,956     6,973
                                                  --------  --------  --------
                                                   127,844    79,977    40,759
                                                  --------  --------  --------
Operating loss...................................  (13,716)  (14,403)  (13,033)
Other (income) expense
  Interest expense on notes payable to affili-
   ate...........................................   16,285     8,442     3,174
  Investment income and other....................     (281)     (126)      (68)
  Equity in net loss of Primestar................    7,984     1,647     4,385
                                                  --------  --------  --------
                                                    23,988     9,963     7,491
                                                  --------  --------  --------
Net loss......................................... $(37,704) $(24,366) $(20,524)
                                                  ========  ========  ========

                  See notes to combined financial statements.

          COMCAST SATELLITE COMMUNICATIONS, INC. AND COMCAST DBS, INC.

                        COMBINED STATEMENT OF CASH FLOWS

                                                   YEAR ENDED DECEMBER 31,
                                                  ----------------------------
                                                    1997      1996      1995
                                                  --------  --------  --------
                                                    (DOLLARS IN THOUSANDS)
Operating activities
 Net loss........................................ $(37,704) $(24,366) $(20,524)
 Adjustments to reconcile net loss to net cash
  (used in) provided by operating activities:
  Depreciation and amortization..................   27,957    17,956     6,973
  Equity in net loss of Primestar................    7,984     1,647     4,385
                                                  --------  --------  --------
                                                    (1,763)   (4,763)   (9,166)
  Increase in accounts receivable................   (4,064)     (983)   (1,494)
  (Increase) decrease in other current assets....     (107)    2,431    (3,244)
  (Decrease) increase in accounts payable and
   accrued expenses..............................   (2,101)   14,037     8,460
  Increase (decrease) in accrued interest on
   notes payable to affiliate....................      827    (2,713)    3,174
                                                  --------  --------  --------
    Net cash (used in) provided by operating
     activities..................................   (7,208)    8,009    (2,270)
                                                  --------  --------  --------
Financing activities
 Proceeds from notes payable to affiliate........   78,965    72,671    46,800
 Capital contributions...........................      222        10     7,092
 Net transactions with affiliates................    1,325      (146)   (2,449)
                                                  --------  --------  --------
    Net cash provided by financing activities....   80,512    72,535    51,443
                                                  --------  --------  --------
Investing activities
 Capital contributions to Primestar..............   (3,188)   (6,580)   (7,099)
 Capital expenditures............................  (51,868)  (52,962)  (32,692)
 Subscriber installation costs...................  (13,677)  (15,046)   (9,501)
                                                  --------  --------  --------
    Net cash used in investing activities........  (68,733)  (74,588)  (49,292)
                                                  --------  --------  --------
Increase (decrease) in cash and cash
 equivalents.....................................    4,571     5,956      (119)
Cash and cash equivalents, beginning of year.....    5,956        --       119
                                                  --------  --------  --------
Cash and cash equivalents, end of year........... $ 10,527  $  5,956  $     --
                                                  ========  ========  ========

                  See notes to combined financial statements.

          COMCAST SATELLITE COMMUNICATIONS, INC. AND COMCAST DBS, INC.

                 COMBINED STATEMENT OF STOCKHOLDER'S DEFICIENCY

                                        COMMON ADDITIONAL ACCUMULATED
                                        STOCK   CAPITAL     DEFICIT    TOTAL
                                        ------ ---------- ----------- --------
                                                (DOLLARS IN THOUSANDS)
Balance, January 1, 1995...............  $ --   $24,531    $ (26,600) $ (2,069)
Net loss...............................    --        --      (20,524)  (20,524)
Capital contributions..................    --     7,092           --     7,092
                                         ----   -------    ---------  --------
Balance, December 31, 1995.............    --    31,623      (47,124)  (15,501)
Net loss...............................    --        --      (24,366)  (24,366)
Capital contributions..................    --        10           --        10
                                         ----   -------    ---------  --------
Balance, December 31, 1996.............    --    31,633      (71,490)  (39,857)
Net loss...............................    --        --      (37,704)  (37,704)
Capital contributions..................    --       222           --       222
                                         ----   -------    ---------  --------
Balance, December 31, 1997.............  $ --   $31,855    $(109,194) $(77,339)
                                         ====   =======    =========  ========

                  See notes to combined financial statements.

         COMCAST SATELLITE COMMUNICATIONS, INC. AND COMCAST DBS, INC.

                    NOTES TO COMBINED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1.BUSINESS

  Comcast Satellite Communications, Inc. ("Comcast Satellite") and Comcast DBS, Inc. ("Comcast DBS"), Delaware corporations, are wholly owned subsidiaries of Comcast Corporation ("Comcast"). Comcast Satellite is engaged in the distribution of direct broadcast satellite ("DBS") services to subscribers within specified areas of 19 states in the United States ("US"). Comcast DBS' sole asset is its 10.4% general and limited partnership interest in PRIMESTAR Partners L.P. ("Primestar") (see Note 4), a Delaware limited partnership principally engaged in the business of acquiring, originating and/or providing television programming services delivered by satellite through a network of distributors, including Comcast Satellite, throughout the US. Comcast Satellite provided DBS services, through a distributorship arrangement with Primestar, to approximately 182,000 subscribers as of December 31, 1997.

2.RESTRUCTURING OF PRIMESTAR'S OPERATIONS


  On February 6, 1998, Comcast entered into a Merger and Contribution Agreement (the "Merger and Contribution Agreement") with Primestar and the affiliates of each of the other partners of Primestar, including TCI Satellite Entertainment, Inc. ("TSAT"), a publicly-traded company, pursuant to which Comcast Satellite's DBS operations, Comcast DBS' partnership interests in Primestar and the Primestar partnership interests and the DBS operations of the other partners of Primestar will be consolidated into a newly formed company ("New Primestar"). Under the terms of the Merger and Contribution Agreement, which closed on April 1, 1998, in exchange for Comcast's equity interest in the Companies, New Primestar, through a series of transactions, assumed $74.7 million of the Companies' debt and Comcast received 9.5% of New Primestar common equity, both subject to adjustment based on the number of subscribers, inventory amounts and other factors. Subsequent to the Merger and Contribution Agreement, New Primestar paid $74.7 million to a subsidiary of Comcast (the "Comcast Subsidiary"). Subject to receipt of regulatory approval and other conditions, TSAT will merge with and into New Primestar in a transaction in which TSAT's outstanding common shares will be exchanged for common shares of New Primestar.

  In June 1997, Primestar entered into an agreement with The News Corporation Limited, MCI Telecommunications Corporation and American Sky Broadcasting LLC ("ASkyB"), pursuant to which Primestar (or, under certain conditions, New Primestar) will acquire certain assets relating to a high-power DBS business (the "ASkyB Transaction"). In exchange for such assets, ASkyB will receive non-voting securities of New Primestar that will be convertible into non-voting common stock of New Primestar, and, accordingly, will reduce Comcast's common equity interest in New Primestar to approximately 7% on a fully diluted basis, subject to adjustment.

  The ASkyB Transaction is expected to close in 1998, subject to receipt of all necessary governmental and regulatory approvals, including the approval of the Federal Communications Commission. There can be no assurance that such approvals will be obtained.

3.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

  The combined financial statements include the accounts of Comcast Satellite and Comcast DBS. All significant intercompany accounts and transactions among the combined entities have been eliminated.

         COMCAST SATELLITE COMMUNICATIONS, INC. AND COMCAST DBS, INC.

                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

  Management's Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Values

  The estimated fair value amounts discussed in these notes to combined financial statements have been determined by Comcast Satellite and Comcast DBS using available market information and appropriate methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. The estimates discussed herein are not necessarily indicative of the amounts that Comcast Satellite and Comcast DBS could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. Such fair value estimates are based on pertinent information available to management as of December 31, 1997 and 1996, and have not been comprehensively revalued for purposes of these combined financial statements since such dates.

  A reasonable estimate of fair value of the notes payable to affiliate and the amounts due to/from affiliates in the combined balance sheet is not practicable to obtain because of the related party nature of these items and the lack of quoted market prices.

  Cash Equivalents

  Cash equivalents principally consist of money market funds with maturities of three months or less when purchased. The carrying amounts of Comcast Satellite's cash equivalents, classified as available for sale securities, approximate their fair values.

  Investment

  Comcast DBS' investment in Primestar is accounted for under the equity method based on Comcast DBS' general partnership interest. Under the equity method, Comcast DBS' investment in Primestar is recorded at original cost and adjusted periodically to recognize Comcast DBS' proportionate share of Primestar's net losses after the date of investment, additional contributions made and dividends received.

  Property and Equipment

  Property and equipment are stated at cost. Depreciation is provided on a straight-line basis over estimated useful lives as follows:

     Satellite reception equipment..................................     6 years
     Other equipment................................................ 4 - 8 years

  Improvements that extend asset lives are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation applicable to assets sold or retired are removed from the accounts and the gain or loss on disposition is recognized as a component of depreciation expense.

         COMCAST SATELLITE COMMUNICATIONS, INC. AND COMCAST DBS, INC.

                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


  Subscriber Installation Costs

  Subscriber installation costs (principally labor) are amortized on a straight-line basis over the estimated average life of a subscriber of 4 years and are capitalized based on Comcast Satellite's net subscriber additions.

  Valuation of Long-Lived Assets

  Comcast Satellite periodically evaluates the recoverability of its long-lived assets, including property and equipment and deferred charges, using objective methodologies. Such methodologies include evaluations based on the cash flows generated by the underlying assets or other determinants of fair value.

  Revenue Recognition

  Monthly programming and equipment rental revenue is recognized in the period that services are delivered. Credit risk is managed by disconnecting services to customers who are delinquent. Installation revenue is recognized in the period the installation services are provided to the extent of direct selling costs. To date, direct selling costs have exceeded installation revenue.

  Marketing and Direct Selling Costs

  Marketing and direct selling costs are expensed as incurred.

  Postretirement and Postemployment Benefits

  The estimated costs of retiree benefits and benefits for former or inactive employees, after employment but before retirement, are accrued and recorded as a charge to operations during the years the employees provide services. Comcast Satellite's retiree benefit obligation is unfunded and all benefits are provided and paid by Comcast. Accordingly, Comcast Satellite's liability for these costs is included in due to/from affiliates.

  Income Taxes

  Comcast Satellite and Comcast DBS recognize deferred tax assets and liabilities for temporary differences between the financial reporting basis and the tax basis of their assets and liabilities and expected benefits of utilizing net operating loss carryforwards. The impact on deferred taxes of changes in tax rates and laws, if any, applied to the years during which temporary differences are expected to be settled, are reflected in the combined financial statements in the period of enactment.

         COMCAST SATELLITE COMMUNICATIONS, INC. AND COMCAST DBS, INC.

                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


4. INVESTMENT IN PRIMESTAR

  The original cost of Comcast DBS' investment in Primestar was $35.6 million and $32.4 million as of December 31, 1997 and 1996, respectively. Summarized financial information for Primestar for the years ended December 31, 1997, 1996 and 1995 is presented below (dollars in thousands).

                                                   YEAR ENDED DECEMBER 31,
                                                  ----------------------------
                                                    1997      1996      1995
                                                  --------  --------  --------
   RESULTS OF OPERATIONS
     Revenues...................................  $626,104  $412,999  $180,595
     Operating, selling, general and administra-
      tive expenses.............................   680,876   426,561   216,100
     Depreciation and amortization..............     3,882     3,261     2,890
     Operating loss.............................   (58,654)  (16,823)  (38,395)
     Net loss (1)...............................   (74,417)  (15,702)  (42,037)
   COMCAST DBS' EQUITY IN NET LOSS..............    (7,984)   (1,647)   (4,385)

                                                                DECEMBER 31,
                                                              -----------------
                                                                1997     1996
                                                              -------- --------
   FINANCIAL POSITION
     Current assets.......................................... $156,706 $137,048
     Noncurrent assets.......................................  568,944  551,225
     Current liabilities.....................................  668,541  584,907
     Noncurrent liabilities..................................    3,952    4,227

  --------
  (1) Net loss also represents loss from continuing operations before extraordinary items and cumulative effect of changes in accounting principle.

  Primestar has suffered recurring losses from operations and its first quarter 1998 operating budget reflects cash requirements which are in excess of the current aggregate capital commitment of its partners. Primestar's credit facility becomes due on September 30, 1998. New Primestar is currently negotiating to refinance the Primestar credit facility and New Primestar's management believes either such refinancing will occur prior to its expiration or that the due date of the credit facility will be extended until refinancing occurs. There can be no assurance that New Primestar will be able to refinance the credit facility. Management of Comcast DBS does not believe that these matters result in the impairment of its investment in Primestar as of December 31, 1997.

  Comcast DBS, as a general partner of Primestar, is liable as a matter of partnership law for all debts of Primestar in the event the liabilities of Primestar were to exceed its assets. Primestar has contingent liabilities related to legal and other matters arising in the ordinary course of its business. Management of Primestar is unable to assess the impact, if any, of such matters on Primestar's financial position, results of operations or liquidity.

  As of December 31, 1997, indirect wholly owned subsidiaries of Comcast had unused irrevocable standby letters of credit totaling $98.1 million to cover potential fundings to Primestar, which expire in September 1998 and February 1999.

         COMCAST SATELLITE COMMUNICATIONS, INC. AND COMCAST DBS, INC.

                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


5.NOTES PAYABLE TO AFFILIATE

  As of December 31, 1997 and 1996, notes payable to affiliate consist of the following notes payable to the Comcast Subsidiary (dollars in thousands):

                                                              DECEMBER 31,
                                                            -----------------
                                                              1997     1996
                                                            -------- --------
   Comcast Satellite Revolving Credit Note, interest at
    10.00%, payable on demand.............................. $200,900 $124,900
   Comcast DBS Revolving Credit Note, interest at 9.50%,
    payable on demand......................................    9,536    6,571
                                                            -------- --------
                                                            $210,436 $131,471
                                                            ======== ========

  During the three months ended March 31, 1998, additional interest of $6.5 million on the Notes was added to the principal amount of the Notes. Maximum available borrowings under the Comcast Satellite Revolving Credit Note and the Comcast DBS Revolving Credit Note are $220.0 million in the aggregate. As the Comcast Subsidiary agreed not to demand payment of the Notes until after December 31, 1997, the Notes were classified as long-term in the December 31, 1996 combined balance sheet. Prior to the closing of the Merger and Contribution Agreement, Comcast contributed an aggregate of $142.2 million to Comcast Satellite and Comcast DBS. Comcast Satellite and Comcast DBS used the proceeds from such contribution to repay a portion of the amounts outstanding under the Notes. Subsequent to the closing of the Merger and Contribution Agreement, New Primestar paid the Comcast Subsidiary $74.7 million (see Note 2) to repay the remaining amounts outstanding under the Notes. As the Merger and Contribution Agreement closed on April 1, 1998, the Notes have been classified as current as of December 31, 1997 in the accompanying combined balance sheet.

6.CAPITAL STRUCTURE

  As of December 31, 1997 and 1996, Comcast Satellite's common stock in the combined balance sheet consists of 1,000 shares of $.01 par value common stock authorized, with 100 shares issued and outstanding.

  As of December 31, 1997 and 1996, Comcast DBS' common stock in the combined balance sheet consists of 1,000 shares of $.01 par value common stock authorized, with 100 shares issued and outstanding.

7.RELATED PARTY TRANSACTIONS

  Comcast Satellite purchases certain services, including insurance and employee benefits, from Comcast under cost-sharing arrangements on terms that reflect Comcast's actual cost. Comcast Satellite reimburses Comcast for certain other costs under cost-reimbursement arrangements. Under all of these arrangements, Comcast Satellite incurred expenses of $3.3 million, $1.6 million and $1.4 million in 1997, 1996 and 1995, respectively.

  Comcast Satellite purchases programming services from Primestar for a fee based upon the number of subscribers receiving programming services. In addition, Primestar arranges for satellite capacity and uplink services and provides national marketing and administrative support services. During the years ended December 31, 1997, 1996 and 1995, expenses relating to such services were $53.7 million, $28.3 million and $11.4 million respectively. As of December 31, 1997 and 1996, accounts payable and accrued expenses include $7.1 million and $7.2 million respectively, payable to Primestar for such services.

8.INCOME TAXES

  Comcast Satellite and Comcast DBS join with Comcast in filing a consolidated federal income tax return. Comcast allocates income tax expense or benefit to Comcast Satellite and Comcast DBS as if they were

         COMCAST SATELLITE COMMUNICATIONS, INC. AND COMCAST DBS, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONCLUDED)

                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

  filing separate federal income tax returns. Subsequent to the initial adoption of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," effective January 1, 1993, tax benefits from both losses and tax credits are made available to Comcast Satellite and Comcast DBS as they are able to realize such benefits on a separate return basis. Comcast Satellite and Comcast DBS are required to pay Comcast for income taxes an amount equal to the amount of tax they would pay if they filed separate tax returns.

  The effective income tax benefit of Comcast Satellite and Comcast DBS differs from the statutory amount because of the effect of the following item (dollars in thousands):

                                                     YEAR ENDED DECEMBER 31,
                                                     --------------------------
                                                       1997     1996     1995
                                                     --------  -------  -------
   Federal tax benefit at statutory rate............ $ 13,196  $ 8,528  $ 7,183
   Change in valuation allowance....................  (13,196)  (8,528)  (7,183)
                                                     --------  -------  -------
   Income tax benefit............................... $     --  $    --  $    --
                                                     ========  =======  =======

  Significant components of Comcast Satellite's and Comcast DBS' net deferred tax assets are as follows (dollars in thousands):

                                                            DECEMBER 31,
                                                          ------------------
                                                            1997      1996
                                                          --------  --------
   Deferred tax assets, principally net operating loss
    carryforwards........................................ $ 37,516  $ 24,320
   Less valuation allowance..............................  (37,516)  (24,320)
                                                          --------  --------
   Net deferred tax assets............................... $     --  $     --
                                                          ========  ========

9. STATEMENT OF CASH FLOWS--SUPPLEMENTAL INFORMATION

  Comcast Satellite made cash payments for interest on its Revolving Credit Note of $15.5 million and $11.2 million in 1997 and 1996, respectively, with the proceeds from a borrowing under such note. No cash payments for interest were made in 1995.

10. COMMITMENTS AND CONTINGENCIES

  Commitments

  Minimum annual rental commitments for office space and equipment under noncancelable operating leases are as follows (dollars in thousands):

   1998.................................................................... $350
   1999....................................................................  301
   2000....................................................................   16

  Rental expense of $469,000, $224,000 and $183,000 was charged to operations in 1997, 1996 and 1995, respectively.

  Contingencies

  Comcast Satellite is subject to legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect Comcast Satellite's financial position, results of operations or liquidity.

                         INDEPENDENT AUDITORS' REPORT

To MediaOne of Delaware, Inc.:

  We have audited the accompanying combined balance sheets of MediaOne of Delaware, Inc.--Direct Broadcast Satellite Business (the "Company") as of December 31, 1997 and 1996 and the related combined statements of operations, changes in group equity (deficiency), and cash flows for the year ended December 31, 1997 and for the period November 15, 1996 (following the merger of the Company's parent into a wholly-owned subsidiary of U S WEST, Inc.) through December 31, 1996. We have also audited the combined statements of operations, changes in group equity (deficiency), and cash flows of the Direct Broadcast Satellite Business of Continental Cablevision, Inc. (the "Predecessor Corporation") for the period January 1, 1996 through November 14, 1996, and the year ended December 31, 1995. These financial statements are the responsibility of the Company and the Predecessor Corporation management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of PrimeStar Partners, L.P., the Company's investment in which is accounted for using the equity method. The Company's equity of $28,178,000 and $33,931,000 in PrimeStar Partners, L.P., at December 31, 1997 and 1996, respectively, and of $8,691,000, $187,000, $1,643,000, and $4,372,000 in that company's net loss for the year ended December 31, 1997 and for the periods November 15, 1996 to December 31, 1996 and January 1, 1996 to November 14, 1996 and for the year ended December 31, 1995, respectively, are included in the accompanying financial statements. The financial statements of PrimeStar Partners, L.P., were audited by other auditors whose report (which includes an explanatory paragraph regarding substantial doubt concerning PrimeStar Partners, L.P.'s ability to continue as a going concern) has been furnished to us, and our opinion, insofar as it relates to the amounts included for such company, is based solely on the report of such auditors.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

  As discussed in Note 1 to the financial statements, MediaOne of Delaware, Inc., formerly Continental Cablevision, Inc. (the Company's parent) was acquired by U S WEST, Inc. effective November 15, 1996. The transaction was accounted for using the purchase method of accounting whereby the purchase price was allocated to the assets acquired and liabilities assumed based on their respective fair value. Accordingly, the balance sheet and the statements of operations, changes in group equity (deficiency) and cash flows of the Predecessor Corporation for the periods referred to in the first paragraph of this report are not comparable with those presented for the Company.

  In our opinion, based on our audits and the reports of the other auditors, such combined financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1997 and 1996 and the results of their operations and their cash flows for the year ended December 31, 1997 and for the period November 15, 1996 (following the merger of the Company's parent into a wholly-owned subsidiary of U S WEST, Inc.) through December 31, 1996 in conformity with generally accepted accounting principles. Also, in our opinion, based on our audits and the reports of the other auditors, the combined financial statements of the Predecessor Corporation present fairly, in all material respects the results of operations and cash flows of the Predecessor Corporation for the period January 1, 1996 through November 14, 1996, and the year ended December 31, 1995, in conformity with generally accepted accounting principles.

Deloitte & Touche LLP
Boston, Massachusetts
March 20, 1998

                           MEDIAONE OF DELAWARE, INC.

                      DIRECT BROADCAST SATELLITE BUSINESS

                            COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                               DECEMBER 31,
                                                             ------------------
                                                               1997      1996
                                                             --------  --------
                           ASSETS
Cash........................................................ $    179  $    393
Accounts receivable, net....................................    6,729     4,214
Supplies....................................................    3,130     3,239
Investment in PrimeStar.....................................   28,178    33,931
Tax allocation receivable...................................   34,657    22,530
Property, plant and equipment, net..........................  163,175   132,636
Other assets, net...........................................      642       271
Goodwill, net...............................................   31,601    32,922
                                                             --------  --------
  Total..................................................... $268,291  $230,136
                                                             ========  ========
         LIABILITIES AND GROUP EQUITY (DEFICIENCY)
Accounts payable--trade..................................... $  5,697  $  5,219
Accrued expenses............................................   10,974     8,778
Deferred income taxes.......................................   19,036    16,446
Due to parent...............................................  250,437   201,893
                                                             --------  --------
  Total liabilities.........................................  286,144   232,336
                                                             --------  --------
Commitments and contingencies (note 8)......................
Group equity (deficiency)...................................  (17,853)   (2,200)
                                                             --------  --------
  Total..................................................... $268,291  $230,136
                                                             ========  ========

                  See notes to combined financial statements.

                           MEDIAONE OF DELAWARE, INC.

                      DIRECT BROADCAST SATELLITE BUSINESS

                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                                        PERIOD       PERIOD
                                                                                     NOVEMBER 15    JANUARY 1
                                                                         YEAR ENDED    THROUGH       THROUGH     YEAR ENDED
                                                                        DECEMBER 31, DECEMBER 31, NOVEMBER 14,  DECEMBER 31,
                                                                            1997         1996         1996          1995
                                                                        ------------ ------------ ------------- -------------
                                                                        (SUCCESSOR)  (SUCCESSOR)  (PREDECESSOR) (PREDECESSOR)
Revenues...............................................................   $109,284     $10,561      $ 58,318       $37,050
Costs and expenses:
  Programming and other charges from PrimeStar.........................     57,100       5,393        30,251        16,759
  Charges from Parent..................................................        576         109           766           412
  Other operating......................................................     10,106       1,108         5,157         2,986
  Other selling, general and administrative............................     26,593       3,194        14,129        12,547
  Depreciation and amortization........................................     25,082       2,859        11,881         7,356
                                                                          --------     -------      --------       -------
    Total..............................................................    119,457      12,663        62,184        40,060
                                                                          --------     -------      --------       -------
Operating loss.........................................................    (10,173)     (2,102)       (3,866)       (3,010)
                                                                          --------     -------      --------       -------
Other expense:
  Interest to Parent...................................................      6,121       1,234        10,680         7,464
  Equity in net loss of PrimeStar......................................      8,691         187         1,643         4,372
  Other................................................................        155          15            72            16
                                                                          --------     -------      --------       -------
    Total..............................................................     14,967       1,436        12,395        11,852
                                                                          --------     -------      --------       -------
Loss before income taxes...............................................    (25,140)     (3,538)      (16,261)      (14,862)
Income tax benefit.....................................................      9,487       1,338         6,504         5,945
                                                                          --------     -------      --------       -------
Net loss...............................................................   $(15,653)    $(2,200)     $ (9,757)      $(8,917)
                                                                          ========     =======      ========       =======

                  See notes to combined financial statements.

                           MEDIAONE OF DELAWARE, INC.

                      DIRECT BROADCAST SATELLITE BUSINESS

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                        PERIOD       PERIOD
                                                                                     NOVEMBER 15    JANUARY 1
                                                                         YEAR ENDED    THROUGH       THROUGH     YEAR ENDED
                                                                        DECEMBER 31, DECEMBER 31, NOVEMBER 14,  DECEMBER 31,
                                                                            1997         1996         1996          1995
                                                                        ------------ ------------ ------------- -------------
                                                                        (SUCCESSOR)  (SUCCESSOR)  (PREDECESSOR) (PREDECESSOR)
Operating activities:
  Net loss.............................................................   $(15,653)    $ (2,200)    $ (9,757)     $ (8,917)
  Adjustments to reconcile net loss to net cash provided (used) by operating activities:
    Depreciation and amortization......................................     25,082        2,859       11,881         7,356
    Equity in net loss of PrimeStar....................................      8,691          187        1,643         4,372
    Deferred income taxes..............................................     (2,713)        (119)        (504)         (656)
  Changes in working capital:
    Accounts receivable, supplies and other............................     (9,601)        (203)      (6,608)       (9,778)
    Accounts payable and accrued expenses..............................      2,653          979        5,772         3,707
                                                                          --------     --------     --------      --------
  Net cash provided (used) by operating activities.....................      8,459        1,503        2,427        (3,916)
                                                                          --------     --------     --------      --------
Investing activities:
  Expenditures for property, plant and equipment.......................    (54,279)     (13,855)     (59,747)      (59,503)
  Investments in PrimeStar.............................................     (2,938)      (1,043)      (5,528)       (7,089)
                                                                          --------     --------     --------      --------
    Net cash used in investing activities..............................    (57,217)     (14,898)     (65,275)      (66,592)
                                                                          --------     --------     --------      --------
Financing activities:
  Advances from parent, net............................................     48,544       13,611       62,893        70,583
                                                                          --------     --------     --------      --------
    Net cash provided by financing activities..........................     48,544       13,611       62,893        70,583
                                                                          --------     --------     --------      --------
Net increase (decrease) in cash........................................       (214)         216           45            75
Cash at beginning of period............................................        393          177          132            57
                                                                          --------     --------     --------      --------
Cash at end of period..................................................   $    179     $    393     $    177      $    132
                                                                          ========     ========     ========      ========

                  See notes to combined financial statements.

                           MEDIAONE OF DELAWARE, INC.

                      DIRECT BROADCAST SATELLITE BUSINESS

          COMBINED STATEMENTS OF CHANGES IN GROUP EQUITY (DEFICIENCY)
                           (SUCCESSOR, IN THOUSANDS)

                                                                    GROUP EQUITY
                                                                    (DEFICIENCY)
                                                                    ------------
Balance, November 15, 1996.........................................   $    --
  Net Loss.........................................................     (2,200)
                                                                      --------
Balance, December 31, 1996.........................................     (2,200)
  Net Loss.........................................................    (15,653)
                                                                      --------
Balance, December 31, 1997.........................................   $(17,853)
                                                                      ========

                  See notes to combined financial statements.

                           MEDIAONE OF DELAWARE, INC.

                      DIRECT BROADCAST SATELLITE BUSINESS

          COMBINED STATEMENTS OF CHANGES IN GROUP EQUITY (DEFICIENCY)
                          (PREDECESSOR, IN THOUSANDS)

                                                                    GROUP EQUITY
                                                                    (DEFICIENCY)
                                                                    ------------
Balance, January 1, 1995...........................................   $(18,908)
  Net Loss.........................................................     (8,917)
                                                                      --------
Balance, December 31, 1995.........................................    (27,825)
  Net Loss.........................................................     (9,757)
                                                                      --------
Balance, November 14, 1996.........................................   $(37,582)
                                                                      ========

                  See notes to combined financial statements.

                          MEDIAONE OF DELAWARE, INC.

                      DIRECT BROADCAST SATELLITE BUSINESS

                    NOTES TO COMBINED FINANCIAL STATEMENTS

(1) ORGANIZATION

  The accompanying combined financial statements present the financial position, results of operations, and cash flows of the direct broadcast satellite ("DBS") television businesses of MediaOne of Delaware, Inc. ("MediaOne", formerly Continental Cablevision, Inc. ("CCI")). The accounts of the DBS businesses (hereinafter referred to as the Company) include MediaOne's investment in PrimeStar Partners L.P. ("PrimeStar"), a partnership established for the purpose of providing wholesale DBS services nationwide, and certain subsidiaries of MediaOne which distribute PrimeStar programming services to subscribers for a monthly service fee.

  MediaOne is a provider of broadband communications services with operations and investments encompassing cable television and broadband systems, telecommunications ventures, programming services, and international broadband communication ventures. MediaOne was merged with and into US WEST, Inc. ("U S WEST") (the "Merger") on November 15, 1996 (the "Merger Date"), and, as discussed below, the accompanying combined financial statements reflect the change in accounting basis resulting from the Merger. The "Predecessor Corporation" refers to the Company for periods prior to the Merger Date and the "Successor Corporation" refers to the Company for periods subsequent to the Merger Date. The "Company" refers to both the Predecessor Corporation and the Successor Corporation. MediaOne is a member of the U S WEST Media Group, one of two major groups that make up U S WEST. The other major group of U S WEST, the Communications Group, provides telecommunications services in fourteen western and midwestern states.

  The Company's funding needs for capital expenditures, investing activities, and other general corporate needs are funded by cash provided by the Company's operations and financing from MediaOne. Amounts paid by MediaOne on behalf of the Company are reflected in Due to Parent on the accompanying combined balance sheets. Certain advances from MediaOne bear interest at rates reflecting MediaOne's cost of capital.

  Each of the partners of PrimeStar, including MediaOne, have entered into an agreement whereby each partner's DBS subscribers, investment in PrimeStar Partners, L.P., and certain assets will be contributed to a newly formed company, PRIMESTAR, Inc. In exchange, each partner, including MediaOne, will receive a combination of cash and stock in PRIMESTAR, Inc. The transaction is subject to various approvals and is expected to close in April 1998.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

  The accompanying combined financial statements represent the DBS businesses of MediaOne discussed above. The combined financial statements have been prepared giving effect to the Merger. The portion of the aggregate purchase price attributed to the Company is based upon the estimated fair value of the underlying investment in PrimeStar and the related DBS operations. Unless otherwise noted, the accounting policies of the Company described below are applicable to the accompanying combined financial statements both before and after the Merger. Certain prior period amounts have been reclassified to conform to their current presentation.

  The Merger was accounted for as a purchase and, accordingly, the accompanying combined financial statements include the operations of the Successor Corporation since the Merger Date. The Company's combined balance sheets at December 31, 1997 and 1996 include the fair value of assets and liabilities acquired in connection with the Merger. With respect to the Company's assets, approximately $23,800,000

                          MEDIAONE OF DELAWARE, INC.

                      DIRECT BROADCAST SATELLITE BUSINESS

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

  was allocated to the investment in PrimeStar, based upon fair value. In addition, approximately $33,089,000 in goodwill was recorded resulting from deferred taxes related to the investment in PrimeStar, recording of a valuation allowance against the Company's net operating loss carryforwards (see Note 6) and the reversal of the Company's accumulated deficit at November 14, 1996. These items were accounted for in a manner consistent with the treatment of such items at the parent company level.

  Current assets and liabilities were recorded at historical carrying value, as no factors were present which would indicate a change in the expected amount to be realized or paid. Property, plant and equipment were recorded at an amount which approximated the net book value of such assets prior to the Merger; given the relatively short period such assets have been in service, such amount was deemed to approximate replacement cost. Amounts due to affiliates were recorded at the present value of amounts expected to be paid.

  All significant intercompany accounts and transactions have been eliminated in the combined financial statements.

  Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at each balance sheet date and during each reporting period. Significant estimates included in the combined financial statements include the assigned useful lives of property, plant and equipment, the carrying value of the Company's investment in PrimeStar, certain accruals and valuation allowances for deferred tax assets. Actual results could differ from those estimates.

  Revenue Recognition

  Monthly service revenue, including rental income on equipment leased to subscribers, is recognized in the period that services are delivered. Installation revenue is recognized in the period the installation services are provided to the extent of direct selling costs. To date, direct selling costs have exceeded installation revenue and have been expensed as incurred. Equipment is leased to subscribers generally on a month-to-month basis, subject to cancellation by the subscriber.

  Allocated Costs

  The accompanying combined financial statements include allocations of certain costs and expenses of MediaOne, primarily overhead incurred for general and administrative functions. Costs are allocated from MediaOne to the Company based primarily on the estimated cost of such services by a third-party. Although such allocations are not necessarily indicative of the costs that would have been incurred by the Company on a stand-alone basis, management believes the resulting allocated amounts are reasonable.

  Investment in PrimeStar

  The Company's investment in PrimeStar, a limited partnership, is accounted for using the equity method. The excess of cost over the underlying value of the net assets of PrimeStar resulting from the Merger is being amortized over a period of approximately 25 years, and is included in Equity in net loss of PrimeStar in the accompanying Combined Statements of Operations (See Note 3).

                          MEDIAONE OF DELAWARE, INC.

                      DIRECT BROADCAST SATELLITE BUSINESS

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


  Supplies and Property, Plant and Equipment

  Supplies are stated at the lower of cost or market, using the first-in, first-out method. Property, plant and equipment are stated at cost. Depreciation is provided using the straight-line group method over estimated useful lives of 3 to 15 years for furniture and equipment and satellite reception equipment. Gains and losses on retirements or sales of property, plant and equipment are generally charged to accumulated depreciation. See Note 5 for additional information.

  Impairment of Long-Lived Assets

  The Company periodically reviews long-lived assets and certain identifiable intangibles for impairment, primarily by comparison to the expected undiscounted cash flows generated by those assets. To date, no impairments have occurred.

  Income Taxes

  Deferred tax liabilities and assets are recognized for the future tax consequences of temporary differences between the financial reporting and tax bases of existing assets and liabilities. In addition, future tax benefits, such as net operating losses (to the extent not absorbed by income generated by other subsidiaries of MediaOne included in the combined income tax return), are recognized to the extent realization of such benefits is more likely than not. See Note 6 for additional information.

  For federal income tax purposes, the Company's operations are included in consolidated tax returns filed by CCI (in the case of the Predecessor Corporation) or U S WEST (in the case of the Successor Corporation). Allocation of income tax consequences to the Company is calculated based upon the extent to which the benefits related to the Company's operations are usable in the consolidated tax filings by other members of the consolidated group. The Company records a tax allocation receivable for such benefits. Any excess benefit over the amount recoverable from an affiliate company is recorded as part of the Company's deferred income tax assets (liabilities).

  Fair Value of Financial Instruments

  The estimated fair value of financial instruments is based upon pertinent information available to management as of December 31, 1997 and 1996. Although management is not aware of any factors which could significantly affect the estimates provided, such amounts have not been comprehensively revalued for purposes of these combined financial statements since that date, and current estimates of fair value may differ significantly. At December 31, 1997 and 1996, the carrying value of the Company's financial instruments approximated fair value.

  Allowance for Doubtful Accounts

  The allowance for doubtful accounts at December 31, 1997 and 1996 was $302,000 and $1,422,000, respectively.

  Goodwill

  Goodwill represents amounts allocated to the Company by MediaOne in connection with the Merger. Such allocation is based upon the fair values of the related assets. Goodwill is being amortized to expense over 25 years using the straight-line method. Accumulated amortization of goodwill aggregated $1,488,000 and $167,000 at December 31, 1997 and 1996.

                          MEDIAONE OF DELAWARE, INC.

                      DIRECT BROADCAST SATELLITE BUSINESS

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

  Accounting Pronouncements

  In June 1997, the Financial Accounting Standards Board ("FASB") released Statement of Financial Accounting Standards ("SFAS") No. 130 "Reporting Comprehensive Income", and SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information". These pronouncements will be effective in 1998. SFAS No. 130 establishes standards for reporting comprehensive income items and will require that companies provide a separate statement of comprehensive income; reported financial statement amounts will not be affected by this adoption. SFAS No. 131 establishes standards for reporting information about the operating segments in annual reports and interim reports. In February 1998, the FASB released SFAS No. 132 "Employers' Disclosures about Pensions and other Postretirement Benefits". This pronouncement will be effective in 1998, and will standardize the disclosure requirements for pensions and other postretirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis, and eliminates certain disclosures that are no longer as useful as they were when earlier related statements were issued.

(3)INVESTMENT IN PRIMESTAR

  The Company owns a 10.4% limited partnership interest in PrimeStar. A wholly owned subsidiary of MediaOne has issued two standby letters of credit totaling approximately $98,125,000 as of December 31, 1997 on behalf of PrimeStar (i) to guarantee a portion of debt incurred by PrimeStar in connection with the construction of two high-powered satellites, and (ii) in connection with a long-term lease agreement entered into by PrimeStar to secure additional medium-powered satellite capacity. Prior to the Merger, these letters of credit were collateralized by certain marketable equity securities of the Company. The standby letters of credit are currently guaranteed by a subsidiary of U S WEST.

  The major components of PrimeStar's financial position and results of operations are as follows:

                                                                DECEMBER 31,
                                                             ------------------
                                                               1997     1996
                                                             -------- ---------
                                                               (IN THOUSANDS)
     Costs of satellites under construction................. $547,627 $ 525,746
     Property, plant and equipment..........................   21,221    18,131
     Total assets...........................................  725,650   688,273
     Total liabilities......................................  672,493   589,134
     Partners' capital......................................   53,157    99,139

                                                          DECEMBER 31,
                                                   ----------------------------
                                                     1997      1996      1995
                                                   --------  --------  --------
                                                         (IN THOUSANDS)
     Revenues..................................... $626,104  $412,999  $180,595
     Depreciation and amortization................    3,882     3,261     2,890
     Operating loss...............................  (58,650)  (16,823)  (38,395)
     Net loss.....................................  (74,417)  (15,702)  (42,037)

(4)TRANSACTIONS WITH PRIMESTAR

  PrimeStar provides programming services to the Company and other authorized distributors in exchange for a fee based on the number of subscribers receiving the respective programming services. In addition, PrimeStar arranges for satellite capacity and uplink services, and provides national marketing and administrative support services in exchange for a separate authorization fee which is also based upon the

                          MEDIAONE OF DELAWARE, INC.

                      DIRECT BROADCAST SATELLITE BUSINESS

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

  number of subscribers. For the year ended December 31, 1997 and the periods November 15, 1996 to December 31, 1996 and January 1, 1996 to November 14, 1996 and the year ended December 31, 1995, the Company recorded programming and authorization fees of $57,100,000, $5,393,000, $30,251,000 and
  $16,759,000, respectively. Amounts payable to PrimeStar for programming and authorization fees were $11,790,000 and $8,138,000 as of December 31, 1997 and 1996 and are included in Accounts Payable and Accrued Expenses on the accompanying combined balance sheets.

(5)PROPERTY, PLANT AND EQUIPMENT

  The components of property, plant and equipment are as follows:

                                                      YEARS ENDED DECEMBER 31,
                                                      -------------------------
                                                          1997         1996
                                                      ------------ ------------
                                                           (IN THOUSANDS)
   Reception equipment............................... $    178,133 $    127,787
   Equipment and fixtures............................        9,362        7,468
                                                      ------------ ------------
     Total...........................................      187,495      135,255
   Less--accumulated depreciation....................       24,320        2,619
                                                      ------------ ------------
     Property, plant and equipment--net.............. $    163,175 $    132,636
                                                      ============ ============

(6)INCOME TAXES

  The Company is included in the consolidated tax filings made by CCI and, since the date of the Merger, U S WEST. Net operating losses generated by the Company are recognized as assets, to the extent such losses are not used to offset taxable income generated by other subsidiaries of MediaOne or U S WEST. To the extent such losses are absorbed by other subsidiaries, the Company records the benefit of such losses in its financial statements and reflects the amount due from such subsidiaries as a tax allocation receivable, otherwise such losses are reflected in the deferred income tax accounts.

  Income tax benefit consists of:

                                              PERIOD           PERIOD
                                         NOVEMBER 15, 1996 JANUARY 1, 1996
                             YEAR ENDED       THROUGH          THROUGH      YEAR ENDED
                            DECEMBER 31,   DECEMBER 31,     NOVEMBER 14,   DECEMBER 31,
                                1997           1996             1996           1995
                            ------------ ----------------- --------------- ------------
                                                  (IN THOUSANDS)
   Current:
     Federal...............   $ (5,927)      $   (960)        $ (4,723)      $ (4,891)
     State and local.......       (847)          (259)          (1,277)          (398)
   Deferred:
     Federal...............     (2,395)           (98)            (396)           (32)
     State and local.......       (318)           (21)            (108)          (624)
                              --------       --------         --------       --------
                              $ (9,487)      $ (1,338)        $ (6,504)      $ (5,945)
                              ========       ========         ========       ========

                          MEDIAONE OF DELAWARE, INC.

                      DIRECT BROADCAST SATELLITE BUSINESS

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


  Income tax benefit for all periods presented differs from the amounts computed by applying the Federal income tax rate of 35% as a result of the following:

                                              PERIOD           PERIOD
                                         NOVEMBER 15, 1996 JANUARY 1, 1996
                             YEAR ENDED       THROUGH          THROUGH      YEAR ENDED
                            DECEMBER 31,   DECEMBER 31,     NOVEMBER 14,   DECEMBER 31,
                                1997           1996             1996           1995
                            ------------ ----------------- --------------- ------------
   Computed "expected" tax
    benefit................    (35.0)%         (35.0)%          (35.0)%       (35.0)%
   State and local income
    taxes, net of Federal
    income tax benefit.....     (5.0)           (5.0)            (5.0)         (5.0)
   Goodwill amortization...      2.3             2.2              --            --
                               -----           -----            -----         -----
     Total.................    (37.7)%         (37.8)%          (40.0)%       (40.0)%
                               =====           =====            =====         =====

  The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

                                                    YEARS ENDED DECEMBER 31,
                                                    --------------------------
                                                        1997          1996
                                                    ------------  ------------
                                                         (IN THOUSANDS)
   Deferred tax assets (liabilities):
     Net operating loss carryforwards.............. $     11,735  $      9,789
     Investment in PrimeStar.......................       (9,605)       (9,568)
     Accrued expenses..............................          408           949
     Valuation allowance...........................       (9,789)       (9,789)
     Property, plant and equipment.................      (11,636)       (7,686)
     Other.........................................         (149)         (141)
                                                    ------------  ------------
       Net deferred tax assets (liabilities)....... $    (19,036) $    (16,446)
                                                    ============  ============

  At December 31, 1997 and 1996, the Company had net operating loss carryforwards of $28,773,000 and $33,271,000, and $25,435,000 and
  $17,728,000 for federal and state income tax purposes, respectively, expiring through 2011.

  Prior to the Merger, the Company recognized the full amount of available net operating losses as an asset as realization was reasonably assured when the Company's losses were combined with expected income and existing temporary taxable differences of other MediaOne subsidiaries. Following the Merger, certain limitations restrict the ability of MediaOne to fully utilize its pre-Merger net operating loss carryforwards. Accordingly, consistent with the treatment of such losses at the parent company level, the Company recorded a valuation allowance of $9,789,000 as of the Merger date which did not impact the recorded income tax benefit. If in future periods, the realization of these tax loss carryforwards becomes more likely than not, this valuation allowance will be allocated to reduce, first, goodwill and then the amount of intangible asset allocated to the Company's investment in PrimeStar.

(7)TRANSACTIONS WITH RELATED PARTIES

  The Company participates in MediaOne's cash management system. Accordingly, cash provided by the Company's operations is administered centrally by MediaOne, which then funds the Company's capital

                          MEDIAONE OF DELAWARE, INC.

                      DIRECT BROADCAST SATELLITE BUSINESS

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

  expenditures and general corporate purposes as needed. Amounts paid by MediaOne on behalf of the Company are reflected in Due to parent on the accompanying combined balance sheets. In addition, MediaOne provides certain corporate services to the Company. Fees related to such services totaled $576,000, $109,000, $766,000 and $412,000 for the year ended
  December 31, 1997 and the periods November 15, 1996 to December 31, 1996 and January 1, 1996 to November 14, 1996 and the year ended December 31, 1995, respectively. Certain advances from MediaOne bear interest at rates reflecting MediaOne's cost of capital. Although Due to parent has no maturity date, MediaOne has committed to not calling such amounts prior to January 1, 1999 and to providing additional intercompany financing through January 1, 1999.

(8)COMMITMENTS AND CONTINGENCIES

  The Company and its subsidiaries have entered into various operating lease agreements, with total commitments of $987,000 as of December 31, 1997. Commitments under such agreements for the years 1998-2002 approximate $425,000, $368,000, $117,000, $40,000 and $19,000, respectively. Lease and rental costs charged to operations for the year ended December 31, 1997 and for the periods November 15, 1996 to December 31, 1996 and January 1, 1996 to November 14, 1996 and the year ended December 31, 1995 were approximately $632,000, $63,000, $440,000 and $381,000, respectively.

  As of December 31, 1997, the Company's future minimum commitments to purchase satellite reception equipment aggregated approximately $8,200,000. In addition, under the PrimeStar Partnership Agreement, a subsidiary of MediaOne has agreed to fund its share of any capital contributions and/or loans to PrimeStar that might be agreed upon from time to time by the partners of PrimeStar. Additionally, as a general partner of PrimeStar, such subsidiary may be liable as a matter of partnership law for all debts of PrimeStar in the event the liabilities of PrimeStar were to exceed its assets.

  The Company is subject to legal proceedings and claims which arise in the ordinary course of business. In the opinion of management, the ultimate resolution of such legal proceedings and claims will not have a material effect on the combined financial position and results of operations of the Company.

(9)RETIREMENT PLANS

  The Company participates in a non-contributory benefit plan maintained by MediaOne and, since the Merger Date, U S WEST, covering substantially all employees. Benefits under the plan are determined based upon formulas which reflect employees' years of service and the average of five consecutive years of highest compensation. During the periods November 15, 1996 to December 31, 1996 and January 1, 1996 to November 14, 1996 and the year ended December 31, 1995, expense recorded by the Company related to participation in this plan aggregated $3,046, $21,325 and $11,173, respectively. Following the Merger discussed in Note 1, U S WEST assumed MediaOne's obligation under this plan.

  The Company also participates in a defined contribution plan maintained by MediaOne covering substantially all employees. The Company's contribution to this plan is based on a percentage of each participant's salary. During the year ended December 31, 1997 and the periods November 15, 1996 to December 31, 1996 and January 1, 1996 to November 14, 1996 and the year ended December 31, 1995, expense recorded by the Company related to participation in this plan aggregated $34,000, $3,100, $22,400 and $11,100, respectively.

                           MEDIAONE OF DELAWARE, INC.

                      DIRECT BROADCAST SATELLITE BUSINESS

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

(10)QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

  Quarterly results of operations for 1997 and 1996 are summarized below:

                                          FIRST     SECOND    THIRD     FOURTH
                                         QUARTER   QUARTER   QUARTER   QUARTER
                                         --------  --------  --------  --------
                                                   (IN THOUSANDS)
   1997
     Revenues........................... $ 23,177  $ 26,241  $ 28,537  $ 31,329
     Depreciation and amortization......    5,324     6,062     7,489     6,207
     Operating loss.....................   (1,469)   (2,077)   (2,965)   (3,662)
                                         --------  --------  --------  --------
       Net loss.........................   (2,355)   (4,215)   (3,494)   (5,589)
                                         ========  ========  ========  ========

                                                           OCTOBER 1, 1996
                                                               THROUGH
                                 FIRST   SECOND    THIRD    NOVEMBER 14,
                                QUARTER  QUARTER  QUARTER       1996
                                -------  -------  -------  ---------------
                                            (IN THOUSANDS)
   1996
                                                               $
     Revenues.................. $14,269  $16,303  $17,892       9,854
     Depreciation and
      amortization.............   2,753    3,102    3,923       2,103
     Operating loss............    (629)    (827)  (1,270)     (1,140)
                                -------  -------  -------      ------
       Net loss................  (2,627)  (1,956)  (2,798)     (2,376)
                                =======  =======  =======      ======

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of
PRIMESTAR Partners, L.P.

  In our opinion, the accompanying balance sheet and the related statements of operations, of changes in partners' capital and of cash flows present fairly, in all material respects, the financial position of PRIMESTAR Partners, L.P. at December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

  The accompanying financial statements have been prepared assuming that the Partnership will continue as a going concern. As described in Note 2 to the financial statements, the Partnership has suffered recurring losses from operations and its 1998 operating budget reflects cash requirements in excess of the current aggregate capital commitment of its partners. In addition, the Partnership's credit facility becomes due in September 1998. These matters raise substantial doubt about the Partnership's ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Price Waterhouse LLP
Philadelphia, Pennsylvania

March 6, 1998

                            PRIMESTAR PARTNERS, L.P.
                            (A LIMITED PARTNERSHIP)

                                 BALANCE SHEET

                           DECEMBER 31, 1997 AND 1996

                                                             1997       1996
                                                           ---------  ---------
                                                             (IN THOUSANDS)
                          ASSETS
Current assets:
  Cash and cash equivalents............................... $  14,784  $  12,145
  Restricted cash.........................................       992        803
  Accounts receivable--related parties, net...............   137,389     91,024
  Prepaid and other current assets........................     3,541     33,076
                                                           ---------  ---------
    Total current assets..................................   156,706    137,048
Property and equipment, net...............................    21,221     18,131
Costs of satellites under construction....................   547,627    525,746
Other assets, net.........................................        96      7,348
                                                           ---------  ---------
                                                           $ 725,650  $ 688,273
                                                           =========  =========
            LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
  Borrowings under credit facility........................ $ 565,000  $ 521,000
  Current portion of satellite obligation.................       275        255
  Accounts payable and other accrued expenses.............    87,092     47,623
  Accounts payable--related party.........................     4,697      7,501
  Accrued payroll.........................................    11,477      3,990
  Accrued interest........................................                4,538
                                                           ---------  ---------
    Total current liabilities.............................   668,541    584,907
Long-term obligation--satellite...........................     3,952      4,227
                                                           ---------  ---------
    Total liabilities.....................................   672,493    589,134
                                                           ---------  ---------
Commitments and contingencies
Partners' capital:
  Contributed capital.....................................   343,403    314,968
  Accumulated loss........................................  (290,246)  (215,829)
                                                           ---------  ---------
    Total partners' capital...............................    53,157     99,139
                                                           ---------  ---------
                                                           $ 725,650  $ 688,273
                                                           =========  =========

   The accompanying notes are an integral part of these financial statements.

                            PRIMESTAR PARTNERS L.P.
                            (A LIMITED PARTNERSHIP)

                            STATEMENT OF OPERATIONS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                    1997      1996      1995
                                                  --------  --------  --------
                                                        (IN THOUSANDS)
Income:
  Subscriber revenues--related parties........... $626,104  $412,999  $180,595
  Interest.......................................    2,378     1,845     1,252
                                                  --------  --------  --------
                                                   628,482   414,844   181,847
                                                  --------  --------  --------
Expenses:
  Operating......................................  511,447   316,763   147,948
  Selling, general and administrative............  169,429   109,798    68,152
  Depreciation and amortization..................    3,882     3,261     2,890
  Interest expense...............................   17,836       737         8
  Loss on deferred option payments...............                --      4,886
  (Gain) loss on disposal of property and
   equipment.....................................      305       (13)      --
                                                  --------  --------  --------
                                                   702,899   430,546   223,884
                                                  --------  --------  --------
Net loss......................................... $(74,417) $(15,702) $(42,037)
                                                  ========  ========  ========

   The accompanying notes are an integral part of these financial statements.

                            PRIMESTAR PARTNERS, L.P.
                            (A LIMITED PARTNERSHIP)

                   STATEMENT OF CHANGES IN PARTNERS' CAPITAL

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                               CONTRIBUTED ACCUMULATED
                                                 CAPITAL      LOSS      TOTAL
                                               ----------- ----------- --------
                                                        (IN THOUSANDS)
Balance at December 31, 1994..................  $183,906    $(158,090) $ 25,816
Capital contributions.........................    68,062          --     68,062
Net loss......................................       --       (42,037)  (42,037)
                                                --------    ---------  --------
Balance at December 31, 1995..................   251,968     (200,127)   51,841
Capital contributions.........................    63,000          --     63,000
Net loss......................................       --       (15,702)  (15,702)
                                                --------    ---------  --------
Balance at December 31, 1996..................   314,968     (215,829)   99,139
Capital contributions.........................    28,435          --     28,435
Net loss......................................       --       (74,417)  (74,417)
                                                --------    ---------  --------
Balance at December 31, 1997..................  $343,403    $(290,246) $ 53,157
                                                ========    =========  ========

   The accompanying notes are an integral part of these financial statements.

                            PRIMESTAR PARTNERS, L.P.
                            (A LIMITED PARTNERSHIP)

                            STATEMENT OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                  1997      1996       1995
                                                --------  ---------  ---------
                                                       (IN THOUSANDS)
Cash flows from operating activities:
 Net loss...................................... $(74,417) $ (15,702) $ (42,037)
 Adjustments to reconcile net loss to net cash
  used in operating activities:
  Depreciation and amortization................    7,548      4,178      2,890
  Loss on deferred option payments.............                          4,886
  Loss (gain) on disposal of property and
   equipment...................................      305        (13)
  Change in assets and liabilities:
   Accounts receivable, related parties........  (46,365)   (30,580)   (48,245)
   Deposits....................................        4        (28)       757
   Prepaid and other assets....................   33,009    (23,637)   (13,024)
   Accounts payable, accrued expenses, and
    accrued interest...........................   42,418     22,930     18,984
   Accounts payable--related party.............   (2,804)     2,811      1,846
   Deferred rent...............................              (7,210)    (3,968)
                                                --------  ---------  ---------
    Net cash used in operating activities......  (40,302)   (47,251)   (77,911)
                                                --------  ---------  ---------
Cash flows from investing activities:
 Purchase of property and equipment and
  payments on satellite construction...........  (29,050)  (116,345)  (133,867)
                                                --------  ---------  ---------
Cash flows from financing activities:
 Capital contributions.........................   28,435     63,000     68,062
 Borrowings under credit facility..............   44,000    102,000    129,000
 Principal payments of long-term satellite
  obligation...................................     (255)      (101)
 Increase in restricted cash...................     (189)      (114)      (298)
                                                --------  ---------  ---------
    Net cash provided by financing activities..   71,991    164,785    196,764
                                                --------  ---------  ---------
Net increase (decrease) in cash and cash
 equivalents...................................    2,639      1,189    (15,014)
Cash and cash equivalents at beginning of
 year..........................................   12,145     10,956     25,970
                                                --------  ---------  ---------
Cash and cash equivalents at end of year....... $ 14,784  $  12,145  $  10,956
                                                ========  =========  =========

   The accompanying notes are an integral part of these financial statements.

                           PRIMESTAR PARTNERS, L.P.
                            (A LIMITED PARTNERSHIP)

                         NOTES TO FINANCIAL STATEMENTS

             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                            (DOLLARS IN THOUSANDS)

1.ORGANIZATION AND BUSINESS

  PRIMESTAR Partners, L.P. (the Partnership), was formed on February 8, 1990 as a Delaware limited partnership.

  The purpose of the Partnership is to engage in the business of acquiring, originating and/or providing television programming services delivered by satellite to subscribers through a network of distributors throughout the continental United States. Presently, there are approximately 700 such distributors, all of which are owned by the Partnership's partners. In addition, the Partnership purchases a portion of its programming services from affiliates of certain partners. Such related party programming expenses for the years ended December 31, 1997, 1996 and 1995 were approximately $245,380, $174,304 and $66,091, respectively.

  The Partnership currently delivers programming services from leased transponders on a medium power satellite (GE-2), which became commercially operational on March 1, 1997. The Partnership also has two high power satellites, one of which was launched on March 8, 1997 and is currently undergoing extended in-orbit testing (Tempo DBS-1) (see Note 7). Tempo DBS-1 is expected to be available for commercial operation during the second quarter of 1998 assuming that such in-orbit testing is completed successfully. The other high power satellite (Tempo DBS-2) will be used as a ground spare or backup satellite until the launched high power satellite is operational, or otherwise used, deployed or disposed of as determined by the Partnership. The implementation of any high power strategy is subject to regulatory approval.

  A satellite is subject to significant risks including manufacturing defects affecting the satellite or its components, launch failure resulting in damage to or destruction of the satellite or incorrect orbital placement, and damage in orbit caused by asteroids, space debris or electrostatic storms. Such factors can prevent or limit commercial operation or reduce the satellite's useful life.

  Capital contributions:

  In accordance with the limited partnership agreement (the Agreement), capital contributions by the partners are required as follows:

  . Cash contributions: Nine of the Partnership's ten partners made initial contributions of an aggregate $38,000 in cash. Eight of those nine partners and one former partner have contributed an additional aggregate $298,700 in cash as of December 31, 1997.

  . In-kind contribution: In return for an initial 15% ownership interest in the Partnership, a partner leased certain satellite transponders to the Partnership at below market rates. This in-kind contribution was recorded at its estimated fair market value of $6,700 as of the inception of the Partnership.

  Distributions and allocations:

  Net profits and net losses are allocated to each partner in accordance with their stated percentage ownership interests, as defined by the Agreement. The amount of annual cash distributions, if any, is determined by the Partners Committee. Such distributions are made to the partners on a pro rata basis, in accordance with partners' respective stated percentage ownership interests as of the date of such distributions. Liquidation distributions and distributions of any net proceeds from capital transactions are made pro rata to partners with positive capital account balances (as defined), until such balances have been reduced to zero; the

                           PRIMESTAR PARTNERS, L.P.
                            (A LIMITED PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

  balance of such distributions, if any, is distributed pro rata in proportion to the partners' stated percentage ownership interests. For purposes of all distributions and allocations, respective partners' percentage ownership interests are determined as outlined in the Agreement.

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND LIQUIDITY

  Basis of accounting and liquidity:

  The Partnership prepares its financial statements on the accrual basis of accounting. The financial statements have been prepared assuming that the Partnership will continue as a going concern. The Partnership has suffered recurring losses from operations and its first quarter 1998 operating budget reflects cash requirements which are in excess of the current aggregate capital commitment of its partners. In addition, the Partnership's satellite construction credit facility becomes due on September 30, 1998 (see Note 10), and the working capital credit facility will mature on the earlier of the closing date of the restructuring or December 7, 1998 (see Note 9). These matters raise substantial doubt about the Partnership's ability to continue as a going concern.

  Management believes that the Partnership has adequate capital to continue normal operating activity through approximately March 1998. Presently, the partners determine the amount of additional capital commitments on an as needed basis. There have been no capital contributions from the partners since February 1997. The Partnership plans to utilize its working capital line of credit to meet the cash requirements for the first quarter of 1998. It is expected that refinancing of the Partnership's satellite construction credit facility will occur prior to its expiration, or that the due date of the current facility will again be extended until refinancing occurs. There can be no assurance that the Partnership will be able to refinance the satellite construction credit facility.

  Revenue recognition:

  Subscriber revenues are billed to distributors and recognized when related programming services are delivered. Included in accounts receivable at December 31, 1997 and 1996 are $59,213 and $39,489, respectively, of unbilled programming services.

  Cash and cash equivalents and restricted cash:

  Cash and cash equivalents are defined as short-term, highly liquid investments with original maturities of three months or less. Restricted cash represents unexpended borrowings under the satellite construction credit facility which must be used for the satellite construction project and for interest and fees associated with this credit facility.

  Property and equipment:

  Depreciation is provided over the estimated useful lives of the assets (5 to 7 years) using the straight-line method. Maintenance and repairs are expensed as incurred and the cost of betterments are capitalized.

  Satellite construction costs:

  Upon placing constructed satellites in service, the costs related to such satellites are to be amortized over the estimated useful lives of the satellites (10 to 12 years).

                           PRIMESTAR PARTNERS, L.P.
                            (A LIMITED PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

  Deferred financing fees:

  Deferred financing fees associated with the satellite construction credit facility were fully amortized as of December 31, 1997. Fees were amortized over the life of the credit facility, which originally was scheduled to mature on June 30, 1997 (see Note 10). Amortization expense was $107 for the year ending December 31, 1997 and $577 for the years ended December 31, 1996 and 1995. See Note 8 regarding capitalization of deferred financing fees.

  Income tax reporting:

  Federal and state income taxes are payable by the individual partners; therefore, no provision or liability for income taxes is reflected in the financial statements. Differences between bases of assets and liabilities for tax and financial reporting purposes result primarily from expensing of option payments, capitalization of startup costs and recognition of expense relating to operating leases for tax purposes.

  Fair value of financial instruments:

  Financial instruments that are subject to fair value disclosure requirements are carried in the financial statements at amounts that approximate fair value.

  Use of estimates:

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  Long-lived assets:

  Long-lived assets and certain identifiable intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If the sum of the future cash flows expected to result from the use of the assets and their eventual disposition is less than the carrying amount of the assets, an impairment loss is recognized. Measurement of an impairment loss is based on the fair value of the assets. Management believes there are no impairments of long-lived assets at December 31, 1997.

3.PRIMESTAR PARTNERS RESTRUCTURING

  The partners of the Partnership have entered into an agreement dated February 6, 1998 (the "Restructuring Agreement") which sets forth the principal terms and conditions of a proposed transaction (the "Restructuring Transaction") whereby the Partnership will be reorganized into corporate form. The reorganization will be achieved by combining all of the assets of the Partnership, as well as certain Direct Broadcast Satellite (DBS) related assets of each of the individual partners, into a new corporation tentatively named PRIMESTAR, Inc. In return for their respective contributions to PRIMESTAR, Inc., the partners will receive cash (or an assumption of indebtedness by PRIMESTAR) and stock in PRIMESTAR, Inc.

  The Restructuring Agreement itself is binding and although definitive agreements are contemplated, they are not a condition to the consummation of the restructuring. TCI Satellite Entertainment, Inc. ("TSAT") and PRIMESTAR, Inc. have entered into an Agreement and Plan of Merger (the "TSAT Merger Agreement") providing for the merger of TSAT and PRIMESTAR, Inc. As a result of this transaction (the

                           PRIMESTAR PARTNERS, L.P.
                            (A LIMITED PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

  "TSAT Merger"), the control of TEMPO Satellite, Inc., a subsidiary of TSAT and the holder of FCC Part 100 high power DBS authorizations, will be transferred from TSAT to PRIMESTAR, Inc. This transaction is subject to regulatory and other approvals, including the prior approval of the FCC.

  As a result of the Restructuring Transaction, PRIMESTAR, Inc. will own all of the general and limited partnership interests in the Partnership, and the Partnership agreement will be terminated or amended to remove all of its management provisions.

  In conjunction with the Partnership restructuring, on August 6, 1997, the Partnership announced it will move its corporate offices to the Denver, Colorado metro area as part of a streamlining designed to enhance customer service and distribution. The move to Denver is expected to begin early in 1998 after the Partnership's transition into PRIMESTAR, Inc. is completed. At December 31, 1997, accrued severance, stay bonus and relocation costs related to the move totaled $9,015.

  On February 9, 1998, TSAT filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 on Form S-4 to register the securities of PRIMESTAR, Inc.

  On March 6, 1998, the stockholders of TSAT approved the Restructuring Agreement and the TSAT Merger Agreement.

4.ASSET ACQUISITION AGREEMENT

  On June 11, 1997, the Partnership entered into a binding Asset Acquisition Agreement (the "Agreement") with MCIT (the principal domestic operating subsidiary of MCI Communications Corporation ("MCI")), The News Corporation Limited ("News Corp."), American Sky Broadcasting L.L.C. ("ASkyB") (collectively, "The AskyB Transferors"), and for certain purposes only, each of the general and limited partners of PRIMESTAR Partners L.P.

  The Agreement provides for the sale and assignment to PRIMESTAR, Inc. of MCIT's DBS authorizations, the two high power satellites MCIT is constructing, and other related contracts and assets (PRIMESTAR LHC, Inc., which will be a wholly-owned subsidiary of PRIMESTAR, Inc. will actually hold the FCC authorizations). In consideration, PRIMESTAR, Inc. will assume certain obligations of the ASkyB Transferors and PRIMESTAR, Inc. will pay to ASkyB, for its benefit and the benefit of each of the other ASkyB Transferors, cash and non-voting securities of PRIMESTAR, Inc. equal to approximately 31% (subject to adjustment at closing) of the equity of the PRIMESTAR, Inc. on a fully diluted basis.

  The Agreement currently contemplates that these securities would consist of both non-voting Convertible Preferred Stock and Convertible Notes. Although the allocation between the non-voting Convertible Preferred Stock and the Convertible Notes has not been finalized, the non-voting Convertible Preferred Stock and the Convertible Notes are both convertible into Series D non-voting Common Stock of PRIMESTAR, Inc. The Series D Common Stock is automatically convertible into voting Series A Common Stock upon transfer to a third party unaffiliated with ASkyB, News Corp., or an affiliate of either.

  This asset acquisition is subject to regulatory and other approvals, including the prior approval of the FCC.

5.ACCOUNTS RECEIVABLE--RELATED PARTIES

  Accounts receivable--related parties, primarily represents amounts due from distributors, all of whom are owned by the partners, for programming services. The partners and distributors are engaged in the business

                           PRIMESTAR PARTNERS, L.P.
                            (A LIMITED PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

  of providing television programming through cable and satellite to subscribers. Sales to the 5 largest of these distributors represented approximately 13%, 14% and 9% of the Partnership's subscriber revenues for 1997, 1996 and 1995, respectively. The allowance for doubtful accounts was $3,685, $1,576 and $812 at December 31, 1997, 1996 and 1995, respectively.

6.PROPERTY AND EQUIPMENT

  Property and equipment at December 31, 1997 and 1996 comprise the following:

                                                                1997     1996
                                                               -------  -------
   Construction in progress--control center................... $ 2,471  $ 6,323
   Control center, compression/lab equipment..................  18,576    9,496
   Other furniture and equipment..............................   9,290    7,147
                                                               -------  -------
                                                                30,337   22,966
   Accumulated depreciation...................................  (9,116)  (4,835)
                                                               -------  -------
                                                               $21,221  $18,131
                                                               =======  =======

  Depreciation expense for the years ended December 31, 1997, 1996 and 1995 was $3,828, $2,302 and $1,932, respectively.

7.COSTS OF SATELLITES UNDER CONSTRUCTION

  In 1990, the Partnership entered into an Option Agreement with an affiliate of a Partner (the "Related Party"). The Related Party ultimately became a FCC authorized Broadcast Satellite Services (BSS) satellite licensee with a permit to construct, launch and operate BSS satellites within an 11 transponder authorization at the 119 degree BSS location. Under the Option Agreement, the Partnership obtained the exclusive rights to lease or purchase all of the Related Party's transponder capacity in satellite locations allocated to the Related Party under the FCC permit. In consideration of these rights, the Option Agreement required the Partnership to reimburse the Related Party for actual costs incurred by the Related Party related to maintaining the Option Agreement, not to exceed $2,000. Since the Option Agreement is considered an integral part of the Partnership's strategy to improve the distribution of its programming, cumulative payments under the Option Agreement were capitalized and are to be assigned to the cost of the leased or purchased channel capacity and amortized over the life of the leased or purchased asset.

  In 1993, through various arrangements entered into through the Related Party, the Partnership also obtained the rights to a fixed price contract with Space Systems/Loral, Inc. for the construction and launch of two satellites. In 1994, the Partnership commenced construction of two BSS satellites. Through December 31, 1997, 1996 and 1995, the Partnership reimbursed the Related Party $463,160, $457,685 and $382,840, respectively, for the construction of the satellites. Included in the cost of the satellites under construction as of December 31, 1996 is approximately $1,300, representing the amount due under the Option Agreement and other costs related to the maintenance of the 11 transponder authorization. These costs are included in accounts payable--related party as of December 31, 1996. In February 1997, the Partnership reimbursed the Related Party $7,535 for the amounts due under the option agreement for the exercise of the option, for deployment of the DBS satellites and for other consulting, legal and engineering expenses. Included in the reimbursement was the amount of the accounts payable--related party as of December 31, 1996.

  The total amount of interest costs (including amortization of deferred financing fees and commitment fees) capitalized as costs of satellites under construction for the years ended December 31, 1997, 1996 and 1995 was $16,859, $30,448 and $25,521, respectively. The Partnership determined that construction activities had

                           PRIMESTAR PARTNERS, L.P.
                            (A LIMITED PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

  been suspended on one of the high power satellites which was in storage as of January 1, 1997. Accordingly, interest costs related to the financing of construction activities for this satellite totaling $16,955 for the year ended December 31, 1997 were expensed.

  On February 7, 1997, the Partnership approved a resolution effective December 31, 1996 reaffirming that the Partnership had unconditionally exercised its option pursuant to the Option Agreement, authorized the launch of one of the BSS satellites (Tempo DBS-1) into the 119 degree orbital location (the only full conus location available to the Partnership) and ordered Tempo DBS-2 to be used either as a spare or back-up for Tempo DBS-1 or deployed or disposed of as determined by the Partnership. In addition, the Related Party and its affiliates confirmed in writing that Tempo DBS-2 would be used as a spare or backup for Tempo DBS-1 or otherwise deployed or disposed of as determined by the Partnership. Tempo DBS-1 was launched on March 8, 1997 and is currently undergoing extended in-orbit testing.

  Since the launch of Tempo DBS-1, the Partnership has been notified of separate occurrences of power reduction on Tempo DBS-1. The Partnership does not currently know the extent of such power reduction and cannot confirm the precise causes thereof; however, such condition could eventually affect the operation of Tempo DBS-1, either alone or together with other events that may arise during the expected life of the satellite. No assurance can be given that further power reductions will not occur in the future. Tempo DBS-1 is expected to be available for commercial operation during the second quarter of 1998 assuming that such in-orbit testing is completed successfully. The implementation of any high power strategy is subject to regulatory approval.

8.OTHER ASSETS

  Other assets at December 31, 1997 and 1996 comprise the following:

                                                                  1997   1996
                                                                  ---- --------
   Prepaid transponder space (see Note 12)....................... $--  $ 28,560
   Less: current portion.........................................  --   (21,420)
                                                                  ---- --------
                                                                   --     7,140
                                                                  ---- --------
   Deposits...................................................... $ 96      101
   Deferred financing fees, net..................................           107
                                                                  ---- --------
                                                                  $ 96 $  7,348
                                                                  ==== ========

9.LINE OF CREDIT

  On December 8, 1997, the Partnership executed a $50,000,000 revolving credit facility with a financial institution. The facility will be used for working capital and general operating purposes until the earlier of the closing date of the Restructuring (see Note 3) or December 7, 1998. Borrowings are collateralized by a perfected first priority security interest in the accounts receivable of the Partnership and are limited to 85% of eligible accounts receivable. Borrowings bear interest, at the option of the Partnership, at a rate per annum equal to Base Rate (the higher of (a) the Federal Funds Rate plus one-half of one percent ( 1/2%) or (b) the prime rate) or LIBOR plus 1.25%. Commitment fees are calculated at 1/4% per annum of the unused portion of the facility and are payable quarterly in arrears. At December 31, 1997 the Partnership maintained no outstanding balance on the credit facility.

                           PRIMESTAR PARTNERS, L.P.
                            (A LIMITED PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


10.SATELLITE CONSTRUCTION CREDIT FACILITY

  On March 9, 1994, the Partnership entered into a $565,000 credit facility with a consortium of 25 banks to provide financing for the construction and launch of the satellites described in Note 7. Effective March 9, 1997, the Partnership increased the total credit facility to $585,000. The maturity date of the credit facility has been extended from June 30, 1997 to September 30, 1998. Borrowings are collateralized by letters of credit issued by each of the general partners, and bear interest, at the option of the Partnership, at a rate per annum equal to any of the following:

    1. The greater of the following (the "Alternate Base Rate")

      (i)   The prime rate of Chase Manhattan Bank

      (ii)  The weighted average of the rates for overnight funds plus
            0.5%; or

      (iii) The secondary market rate for three-month certificates of deposit plus 1%;

    2. The sum of (a) 7/16% plus (b) LIBOR for interest periods of one, two, three, six or, if made available by each of the banks, twelve months; or

    3. The sum of (a) 9/16% plus (b) the CD rate for certificates of deposit having a term of 30, 60, 90 or 180 days, depending on the interest period chosen.

  Interest is payable, to the extent bearing interest based on the Alternate Base Rate, quarterly, in arrears and to the extent bearing interest based on LIBOR or the CD rate, on the last day of the applicable interest period (and, in the case of a LIBOR or CD rate loan having an interest period longer than 90 days or three months, respectively, at intervals of 90 days and three months, respectively, after the first day of such interest period). Borrowings and prepayments shall be in the amount of $5 million in the case of LIBOR and CD rate loans and $1 million in the case of Alternate Base Rate loans, or in each case, any greater multiple of $1 million. The Partnership will pay quarterly, in arrears, a commitment fee of 3/16% per annum on the daily unused portion of the facility.

  Outstanding at December 31, 1997 is an Alternate Base Rate borrowing bearing interest at 8.50%, which was converted to a one month LIBOR borrowing on January 6, 1998. As borrowings mature, the Partnership refinances them under the same facility as provided by the agreements. The Partnership intends to refinance the credit facility on a long-term basis prior to its expiration or extend the due date of the current facility until refinancing occurs.

11.LONG-TERM OBLIGATION--SATELLITE

  Effective November 1996, the Partnership entered into an agreement which provided for access to a medium-power satellite (K-2) through June 1997. The agreement requires the Partnership to make payments of $48 per month through July 2008. The present value of these payments was recorded as an intangible asset and a long-term obligation using an interest rate of 7.32%. The intangible asset was amortized over the expected service life from mid-November 1996 through June 1997. Amortization expense for the years ended December 31, 1997 and 1996 totaled $3,666 and $917, respectively.

                           PRIMESTAR PARTNERS, L.P.
                            (A LIMITED PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


  Future minimum payments under this agreement are as follows:

   YEAR
   ----
   1998................................................................ $   575
   1999................................................................     575
   2000................................................................     575
   2001................................................................     575
   2002................................................................     575
   Thereafter..........................................................   3,210
                                                                        -------
   Total minimum payments..............................................   6,085
   Less: amounts representing interest.................................  (1,858)
                                                                        -------
                                                                          4,227
   Less: current portion...............................................    (275)
                                                                        -------
   Long-term obligation--satellite..................................... $ 3,952
                                                                        =======

12.COMMITMENTS

  The Partnership has long-term lease commitments for office space, satellite services, equipment and transponders which are accounted for as operating leases.

  At December 31, 1997, future minimum lease payment commitments under these leases are as follows:

                                                                 GE-2
   YEAR                                                       TRANSPONDER OTHER
   ----                                                       ----------- ------
   1998......................................................  $ 69,840   $1,549
   1999......................................................    69,840      911
   2000......................................................    69,840      385
   2001......................................................    69,840      303
   2002......................................................    69,840      --
   Thereafter................................................    11,640      --
                                                               --------   ------
   Total minimum rentals.....................................  $360,840   $3,148
                                                               ========   ======

  In 1995, the Partnership entered into a satellite transponder service agreement with an affiliate of a Partner for satellite service on 14 transponders on a medium power satellite (GE-2) which became commercially operational in March 1997 at the 85 degree orbital location. This medium power satellite replaced the K-2 satellite used on a transitional basis by the Partnership between November 1996 and March 1997. Under this agreement, the Partnership obtained unprotected service on 14 transponders for a period of one year with an option to extend the service for an additional one-year period. Under the agreement, payments of $16,198 were made to the affiliate in 1996.

  In 1996, the Partnership amended this agreement to provide the Partnership with service on up to 24 transponders on the satellite. The agreement was also amended to extend the initial term to four years at an annual rate of $46,800 when the satellite is fully utilized. The term of this agreement was extendible at the option of the Partnership, for the remainder of the useful life of the satellite, along with protection afforded by another satellite (GE-3) which was successfully launched on September 4, 1997.

                           PRIMESTAR PARTNERS, L.P.
                            (A LIMITED PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


  On February 19, 1997, the Partnership amended its four year unprotected satellite service agreement for service on GE-2. This amendment revised the unprotected agreement to a six-year arrangement, along with orbital protection afforded by GE-3, with an option to extend the agreement until the end of life of GE-2, if the option was exercised by December 31, 1997. The Partnership is in discussions with an affiliate of a partner regarding an extension of the end of life option or a new end of life option. Management does not know what the rates will be under either the extended or new end of life option. Currently, the annual rate is $69,840.

  A subsidiary of a partner provides satellite uplink services to the Partnership. Total payments for such services were approximately $11,377, $10,721 and $10,581 in 1997, 1996 and 1995, respectively.

  In addition to the fixed minimum rentals above, all of the transponder leases include variable charges, based upon the number of subscribers to the Partnership's programming service, of one dollar per subscriber per month for all subscribers up to and including 750,000 subscribers, fifty cents per subscriber per month for all subscribers over 750,000 up to a maximum of 2,000,000 subscribers, and no variable charge with respect to any subscribers over 2,000,000. Such variable charges for the years ended December 31, 1997, 1996 and 1995 were approximately $14,729, $11,613 and $5,550, respectively.

  Rent expense under operating leases for the years ended December 31, 1997, 1996 and 1995 was approximately $53,137, $25,536 and $23,500, respectively.

13.BENEFIT PLANS

  In 1991, the Partnership established a 401(k) Retirement Savings Plan covering substantially all employees who have completed one year of service. The Plan permits eligible employees to contribute up to 10% of their annual pre-tax compensation and the Partnership makes matching contributions of up to 50% of participants first 5% of annual pre-tax compensation. The Partnership may also make discretionary contributions to the Plan. The Partnership's contributions to the Plan for the years ended December 31, 1997, 1996 and 1995 totaled approximately $146, $179 and $80, respectively.

  The Partnership has a Long-Term Incentive Compensation Program for senior management. Under the program participants may be awarded units with a value of $1 based upon meeting certain performance objectives. Awarded units vest pro rata at the end of years three through five subsequent to the year of award. As of December 31, 1997 and 1996, 5,024 and 3,535 units had been awarded with values of $5,024 and $3,535, respectively. Compensation expense for the years ended December 31, 1997 and 1996 totaled $1,048 and $755, respectively. Through December 31, 1997 and 1996, 592 units with a value of $592 and 323 units with a value of $323 have vested, respectively. Unit holders have the option to convert all or a part of their accumulated and unpaid awards to common stock at the initial offering price in the event of a public offering for the Partnership.

14.LITIGATION AND CONTINGENCIES

  The Antitrust Division of the Department of Justice and the antitrust bureaus of several states began a formal investigation into the affairs of the Partnership in 1990. The Partnership complied with the discovery demands and cooperated in the investigations. On June 9, 1993, complaints and consent judgments were filed by the Department of Justice and the attorneys general of forty states in the federal court for the Southern District of New York alleging violations of federal and state antitrust law by the Partnership and the partners in PRIMESTAR Partners. Five additional states and the District of Columbia filed similar complaints in the same court on August 18, 1993. The defendants agreed to settle the allegations in all of the complaints, and the Partnership paid $4,750 without any admission of wrongdoing. Final consent

                           PRIMESTAR PARTNERS, L.P.
                            (A LIMITED PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

  judgments were entered by the District Court (over the objections of certain third parties and attempted intervenors) in all of the state actions on September 14, 1993. The time to appeal the judgments in the state actions has expired. The final consent judgment in the Department of Justice matter was entered by the District Court (over the objections of certain third parties) on April 5, 1994. The time to appeal the judgment expired on June 4, 1994. The consent judgment of the states expired in October 1997.

  On March 16, 1994, the Partnership received a Civil Investigative Demand
  (CID) from the Antitrust Division of the Department of Justice (DOJ) relative to the DOJ's investigation of restraint of trade. The CID issued by the DOJ does not identify the Partnership as the subject of the investigation. Management does not believe that the Partnership has engaged in any unlawful conduct, but has cooperated with the DOJ in its investigation. The DOJ informed the Partnership on January 24, 1996 that it had concluded that it would not take any further action at that time nor did it presently intend to institute any legal proceedings against the Partnership. The DOJ further informed the Partnership that the investigation would remain open and that it would continue to monitor developments in this area; management, however, does not reasonably foresee any additional activity on this matter.

  In complying with the Satellite Home Viewer Act of 1994, the Partnership is required to discontinue network service to certain of its subscribers who are able to receive network services over the air. The Partnership has received challenges from certain network affiliates. In response to such challenges, the Partnership has disconnected the challenged broadcast network service from certain subscribers. None of the networks or affiliates has asserted any claim for damages under applicable law against the Partnership. Although a final written agreement with respect to such matters has not yet been executed, the Partnership currently expects to enter into such an agreement during the first quarter of 1998. If a written agreement is reached, management believes that it is unlikely that the networks and their affiliates will initiate litigation against the Partnership. In the event a written agreement is not reached, management believes it is likely that the networks and their affiliates will initiate litigation against the Partnership. The Act provides for remedies which can include actual damages, injunctions, and statutory damages. Statutory damages per claim are limited to five dollars per subscriber, per month, up to $250,000 in a six month period. At present, the Partnership remains unable to determine upon what basis such damages would be calculated or what their amount might be. Therefore, management is unable at this time to assess the impact, if any, of the unasserted claim on the Partnership's results of operations, financial position or cash flows.

  On April 25, 1996, the Partnership received oral notification of a claim from a third party for alleged patent infringement in an unspecified amount or, in the alternative, a claim for past and future license fees in an amount to be negotiated, arising out of the Partnership's (and its distributors') utilization of DigiCipher Equipment for the provision of the Partnership's service to its distributors (and their customers). The Partnership has made a claim for indemnification against the supplier of the DigiCipher Equipment to the Partnership. Management is unable at this time to assess the impact, if any, of this claim on the Partnership's results of operations, financial position or cash flows.

  On November 21, 1996, the International Bureau of the Federal Communications Commission ("FCC") granted EchoStar Satellite Corporation, a consolidated subsidiary of EchoStar Communications Corp. (together with its consolidated subsidiaries, "EchoStar"), a conditional authorization to construct, launch and operate a Ku-band domestic fixed satellite into the orbital position at 83 degrees, immediately adjacent to that occupied by GE-2. Contrary to previous FCC policy, EchoStar was authorized to operate at a power level of 130 watts. If EchoStar were to launch its high power satellite authorized to 83 degrees and commence operations at that location at a power level of 130 watts, it would likely cause harmful interferences to the reception of the Partnership's signal by its customers.

                           PRIMESTAR PARTNERS, L.P.
                            (A LIMITED PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


  On December 23, 1996, an affiliate of a Partner and the Partnership separately requested reconsideration of the International Bureau's authorization for EchoStar to operate at 83 degrees. These requests were opposed by EchoStar and others. These reconsideration requests currently are pending at the International Bureau. In addition, the affiliate and the Partnership have attempted to resolve potential coordination problems directly with EchoStar. It is uncertain whether any coordination between the Partnership and EchoStar will resolve such interference. There can be no assurance that the International Bureau will change slot assignments, or power levels, in a fashion that eliminates the potential for harmful interference. Management is unable at this time to assess the impact, if any, of this matter on the Partnership's results of operations, financial position or cash flows.

  In July 1997, the Partnership was named a defendant, along with Mike Tyson, Don King, and various cable television and production companies, in three class actions arising out of the broadcast of the Holyfield-Tyson II fight as a "Pay-Per-View" special event. Plaintiffs allege that their purchase of the event created a contract which was breached by Tyson intentionally engaging in conduct designed to disqualify himself from the event. The grantor of the rights for the Partnership to carry the event has agreed to defend the Partnership in these matters. Management is unable at this time to assess the impact, if any, of the aforesaid claim on the Partnership's results of operation, financial position or cash flows.

  On March 5, 1998, the Partnership received written notification of a claim from a third party for alleged patent infringement in an unspecified amount arising out of the Partnership's (and its distributors'), planned utilization of certain aspects of its DigiCipher II Equipment for the provision of the Partnership's service to its distributors (and their customers). The Partnership has notified and made a claim for indemnification against the supplier of the DigiCipher II Equipment to the Partnership. Management is unable at this time to assess the impact, if any, of this claim on the Partnership's results of operations, financial position or cash flows.

                                PRIMESTAR, INC.

               CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS

                               DECEMBER 31, 1997
                                  (UNAUDITED)


  Effective April 1, 1998 and pursuant to (i) a Merger and Contribution Agreement dated as of February 6, 1998 (the "Restructuring Agreement"), among TCI Satellite Entertainment, Inc. ("TSAT"), PRIMESTAR, Inc. (the "Company"), Time Warner Entertainment Company, L.P. ("TWE"), Advance/Newhouse Partnership ("Newhouse"), Comcast Corporation ("Comcast"), Cox Communications, Inc.
("Cox"), MediaOne of Delaware, Inc. ("MediaOne"), and GE American Communications, Inc. ("GE Americom"), and (ii) the Asset Transfer Agreement dated as of February 6, 1998 (the "TSAT Asset Transfer Agreement"), between TSAT and the Company, a business combination (the "Restructuring") was consummated whereby (a) TSAT contributed and transferred to the Company pursuant to the TSAT Asset Transfer Agreement, (the "TSAT Asset Transfer") all of TSAT's assets and liabilities, except (I) the capital stock of Tempo Satellite, Inc. ("Tempo"), a wholly-owned subsidiary of TSAT that holds certain authorizations granted by the Federal Communications Commission (the "FCC") and other assets and liabilities relating to a proposed direct broadcast satellite ("DBS") system being constructed by Tempo, (II) the consideration received by TSAT in the Restructuring and (III) the rights and obligations under certain agreements with the Company (such contributed and transferred assets and liabilities, the "TSAT Business"), and (b) the business of PRIMESTAR Partners L.P. (the "Partnership") and the business of distributing the PRIMESTAR(R) programming service ("PRIMESTAR(R)") of each of TWE, Newhouse, Comcast, Cox and affiliates of MediaOne was consolidated into the Company. See note 2.

  Pursuant to an Agreement and Plan of Merger dated as of February 6, 1998 (the "TSAT Merger Agreement"), between TSAT and the Company, it is contemplated that, subsequent to the consummation of the Restructuring, TSAT will be merged with and into the Company, with the Company as the surviving corporation (the "TSAT Merger"). See note 3.

  The Restructuring (including the TSAT Asset Transfer) and the TSAT Merger are collectively referred to herein as the Roll-up Plan.

  In a separate transaction (the "ASkyB Transaction"), pursuant to an asset acquisition agreement, dated as of June 11, 1997 (the "ASkyB Agreement") among the Partnership, The News Corporation Limited ("News Corp."), MCI Telecommunications Corporation ("MCI"), American Sky Broadcasting LLC, a wholly-owned subsidiary of News Corp. ("ASkyB"), and for certain purposes only, each of the partners of the Partnership, the Company will acquire from MCI two high power communications satellites currently under construction (the "MCI Satellites"), certain authorizations granted to MCI by the FCC to operate a DBS business at the 110(degrees) West Longitude orbital location and certain related contracts (the "MCI FCC Licenses"). See note 4.

  The following unaudited condensed pro forma combined balance sheet of the Company, dated as of December 31, 1997, assumes that the Restructuring, the TSAT Merger and the ASkyB Transaction had occurred as of such date. The following unaudited condensed pro forma combined statement of operations of the Company for the year ended December 31, 1997 assumes that the Restructuring, the TSAT Merger and the ASkyB Transaction had occurred as of January 1, 1997.

  The unaudited pro forma results do not purport to be indicative of the results of operations that would have been obtained if the Restructuring, the TSAT Merger and the ASkyB Transaction had occurred as of January 1, 1997.

                                PRIMESTAR, INC.
                  CONDENSED PRO FORMA COMBINED BALANCE SHEET
                               DECEMBER 31, 1997
                                  (UNAUDITED)



                                                                                                                    PRO FORMA FOR
                                                                                       PRO FORMA FOR     ASKYB     RESTRUCTURING,
                                     RESTRUCTURING                       TSAT MERGER   RESTRUCTURING  TRANSACTION    TSAT MERGER
                        HISTORICAL     PRO FORMA        PRO FORMA FOR     PRO FORMA       AND TSAT     PRO FORMA      AND ASKYB
                        COMBINED(1)  ADJUSTMENTS(2)     RESTRUCTURING   ADJUSTMENTS(3)    MERGER     ADJUSTMENTS(4)  TRANSACTION
                        -----------  --------------     -------------   -------------- ------------- -------------- -------------
ASSETS
Cash, receivables
  and prepaids..        $  286,758      (34,657)(8)       114,712            --          114,712         --            114,712
                                       (137,389)(9)
Investment in,
and related
advances to, the
Partnership.....            77,983      (11,093)(5)           --             --              --          --                --
                                        (66,890)(7)
Property and
equipment, net
of accumulated
depreciation:
 Satellites.....         1,010,760     (463,133)(6)       463,133            --          463,133     381,930(19)       845,063
                                        (84,494)(7)
 Satellite
 reception and
 other..........         1,516,114     (293,485)(7)     1,247,765            --        1,247,765         --          1,247,765
                                         25,136 (10)
                        ----------   ----------         ---------          ------      ---------   ----------        ---------
                         2,526,874     (815,976)        1,710,898            --        1,710,898     381,930         2,092,828
                        ----------   ----------         ---------          ------      ---------   ----------        ---------
Intangible
assets..........            31,601    2,294,091 (7)     1,184,954            --        1,184,954     734,370(19)     1,919,324
                                     (1,140,738)(8)
Other assets....            67,141      (25,136)(10)       30,789            --           30,789         --             30,789
                                        (11,216)(8)
                        ----------   ----------         ---------          ------      ---------   ----------        ---------
                        $2,990,357       50,996         3,041,353            --        3,041,353   1,116,300         4,157,653
                        ==========   ==========         =========          ======      =========   ==========        =========
Payables,
accruals and
other operating
liabilities.....        $  424,123     (137,389)(9)       284,220            --          284,220         --            284,220
                                         (2,514)(8)
Due to the
Partnership.....           463,133     (463,133)(6)           --             --              --          --                --
Debt:
 Due to parent..         1,184,097   (1,184,097)(8)           --             --              --          --                --
 Other..........           983,729      458,784 (7)     1,442,513            --        1,442,513     516,300(19)     1,958,813
Deferred income
taxes...........            22,257      223,713 (7)       245,970            --          245,970         --            245,970
                        ----------   ----------         ---------          ------      ---------   ----------        ---------
 Total
 liabilities....         3,077,339   (1,104,636)        1,972,703            --        1,972,703     516,300         2,489,003
                        ----------   ----------         ---------          ------      ---------   ----------        ---------
Mandatorily redeemable         --           --                --             --              --      600,000(19)       600,000
  preferred stock
Equity:
 Class A Common
 Stock..........               --           664 (5)         1,806            82 (18)       1,724         --              1,724
                                          1,142 (7)
 Class B Common
 Stock..........               --            85 (5)            85            --               85         --                 85
 Class C Common
 Stock..........               --           135 (7)           135            --              135         --                135

 Additional
 paid-in
 capital........           678,427      (11,842)(5)     1,520,744            82 (18)   1,520,826         --          1,520,826
                                        (88,038)(7)
                                        942,197 (7)
 Accumulated
 deficit........          (818,566)     364,446 (7)      (454,120)           --         (454,120)        --           (454,120)
 Partners'
 capital........            53,157      (53,157)(7)           --             --              --          --                --
                        ----------   ----------         ---------          ------      ---------   ----------        ---------
                           (86,982)   1,155,632         1,068,650            --        1,068,650         --          1,068,650
                        ----------   ----------         ---------          ------      ---------   ----------        ---------
                        $2,990,357       50,996         3,041,353            --        3,041,353   1,116,300         4,157,653
                        ==========   ==========         =========          ======      =========   ==========        =========

                                PRIMESTAR, INC.
             CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)

                                                                                                                 PRO FORMA FOR
                                                                      TSAT       PRO FORMA FOR      ASKY B       RESTRUCTURING,
                                RESTRUCTURING                        MERGER      RESTRUCTURING    TRANSACTION     TSAT MERGER
                   HISTORICAL     PRO FORMA       PRO FORMA FOR    PRO FORMA       AND TSAT        PRO FORMA      AND ASKY B
                   COMBINED(1)  ADJUSTMENTS(2)    RESTRUCTURING  ADJUSTMENTS(3)     MERGER      ADJUSTMENTS(4)    TRANSACTION
                   -----------  --------------   --------------- --------------  -------------  --------------   -------------
                                                      AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS
Revenue..........  $ 1,898,378     (626,104)(11)    1,272,274         --           1,272,274            --           1,272,274
Operating,
selling, general
and
administrative
expenses.........   (1,772,176)     626,104 (11)   (1,137,422)        --          (1,137,422)           --          (1,137,422)
                                      8,650 (12)
Depreciation and
amortization.....     (404,420)     (70,196)(12)     (593,639)        --            (593,639)           --            (593,639)
                                   (119,023)(13)
                   -----------     --------        ----------       -----         ----------        -------        -----------
 Operating loss..     (278,218)    (180,569)         (458,787)        --            (458,787)           --            (458,787)
Interest
expense..........     (126,814)     (45,878)(14)     (111,706)        --            (111,706)       (25,815)(20)      (137,521)
                                     60,986 (15)
Share of losses
of the
Partnership......      (79,544)      79,544 (16)          --          --                 --             --                 --
Other, net.......        1,768          --              1,768         --               1,768            --               1,768
                   -----------     --------        ----------       -----         ----------        -------        -----------
 Loss before
 income taxes....     (482,808)     (85,917)         (568,725)        --            (568,725)       (25,815)          (594,540)
Income tax
benefit..........       24,738       34,367 (17)       59,105         --              59,105         10,326(17)         69,431
                   -----------     --------        ----------       -----         ----------        -------        -----------
 Net loss........     (458,070)     (51,550)         (509,620)        --            (509,620)       (15,489)          (525,109)
Dividend
requirement on
preferred stock..          --           --                --          --                 --         (30,000)(21)       (30,000)
                   -----------     --------        ----------       -----         ----------        -------        -----------
Net loss
attributable to
common
stockholders.....  $  (458,070)     (51,550)         (509,620)        --           (509,620)        (45,489)          (555,109)
                   ===========     ========        ==========       =====         ==========        =======        ===========

Pro forma net
 loss per share..                                                                                                  $     (2.86)(22)
                                                                                                                   ===========

                                PRIMESTAR, INC.

                              NOTES TO CONDENSED
                    PRO FORMA COMBINED FINANCIAL STATEMENTS

                               DECEMBER 31, 1997
                                  (UNAUDITED)

 (1) Represents the combined historical financial position and results of operations for TSAT, TWSSI, Cox Satellite, Comcast Satellite, MediaOne Satellite, GE Americom Services, Inc., a subsidiary of GE Americom ("GEAS"), and the Partnership as follows:

                                                         DECEMBER 31, 1997
                          ------------------------------------------------------------------------------------
                                                   COX     COMCAST   MEDIAONE                       HISTORICAL
                             TSAT      TWSSI    SATELLITE SATELLITE  SATELLITE  GEAS    PARTNERSHIP  COMBINED
                          ----------  --------  --------- ---------  --------- -------  ----------- ----------
                                                  AMOUNTS IN THOUSANDS
ASSETS
Cash, receivables and
 prepaids...............  $   42,425    15,407     9,177    18,348     44,695      --     156,706     286,758
Investment in, and
 related advances to,
 the Partnership........      11,093    17,270     7,685     5,544     28,178    8,213        --       77,983
Property and equipment,
 net of accumulated
 depreciation:
 Satellites.............     463,133       --        --        --         --       --     547,627   1,010,760
 Satellite reception and
  other.................     658,804   447,438   116,618   108,858    163,175      --      21,221   1,516,114
                          ----------  --------   -------  --------    -------  -------    -------   ---------
                           1,121,937   447,438   116,618   108,858    163,175      --     568,848   2,526,874
                          ----------  --------   -------  --------    -------  -------    -------   ---------
Intangible assets.......         --        --        --        --      31,601      --         --       31,601
Other assets............      29,401        96    11,770    25,136        642      --          96      67,141
                          ----------  --------   -------  --------    -------  -------    -------   ---------
                          $1,204,856   480,211   145,250   157,886    268,291    8,213    725,650   2,990,357
                          ==========  ========   =======  ========    =======  =======    =======   =========
LIABILITIES AND EQUITY
Payables, accruals and
 other operating
 liabilities............  $  186,725    73,188    15,257    24,789     16,671      --     107,493     424,123
Due to the Partnership..     463,133       --        --        --         --       --         --      463,133
Debt:
 Due to parent..........         --    518,910   204,314   210,436    250,437      --         --    1,184,097
 Other..................     418,729       --        --        --         --       --     565,000     983,729
Deferred income taxes...         --        --      3,221       --      19,036      --         --       22,257
                          ----------  --------   -------  --------    -------  -------    -------   ---------
 Total liabilities......   1,068,587   592,098   222,792   235,225    286,144      --     672,493   3,077,339
                          ----------  --------   -------  --------    -------  -------    -------   ---------
Equity:
 Additional paid-in
  capital...............     590,389       --        --     31,855        --    56,183        --      678,427
 Accumulated deficit....    (454,120) (111,887)  (77,542) (109,194)   (17,853) (47,970)       --     (818,566)
 Partners' capital......         --        --        --        --         --       --      53,157      53,157
                          ----------  --------   -------  --------    -------  -------    -------   ---------
                             136,269  (111,887)  (77,542)  (77,339)   (17,853)   8,213     53,157     (86,982)
                          ----------  --------   -------  --------    -------  -------    -------   ---------
                          $1,204,856   480,211   145,250   157,886    268,291    8,213    725,650   2,990,357
                          ==========  ========   =======  ========    =======  =======    =======   =========

                                PRIMESTAR, INC.

                                                  YEAR ENDED DECEMBER 31, 1997
                         ----------------------------------------------------------------------------------
                                                 COX     COMCAST  MEDIAONE                       HISTORICAL
                           TSAT      TWSSI    SATELLITE SATELLITE SATELLITE  GEAS    PARTNERSHIP  COMBINED
                         ---------  --------  --------- --------- --------- -------  ----------- ----------
                                                      AMOUNTS IN THOUSANDS
Revenue................. $ 561,990   377,226   109,646   114,128   109,284      --     626,104    1,898,378
Operating, selling,
 general and
 administrative
 expenses...............  (489,947) (308,180)  (98,911)  (99,887)  (94,375)     --    (680,876)  (1,772,176)
Depreciation and
 amortization...........  (243,642)  (67,472)  (36,385)  (27,957)  (25,082)     --      (3,882)    (404,420)
                         ---------  --------   -------   -------   -------  -------   --------   ----------
 Operating income
  (loss)................  (171,599)    1,574   (25,650)  (13,716)  (10,173)     --     (58,654)    (278,218)
Interest expense........   (47,992)  (27,921)  (10,659)  (16,285)   (6,121)     --     (17,836)    (126,814)
Share of losses of the
 Partnership............   (20,473)  (23,284)   (6,788)   (7,984)   (8,691) (12,324)       --       (79,544)
Other, net..............     1,723    (1,657)     (497)      281      (155)     --       2,073        1,768
                         ---------  --------   -------   -------   -------  -------   --------   ----------
 Loss before income
  taxes.................  (238,341)  (51,288)  (43,594)  (37,704)  (25,140) (12,324)   (74,417)    (482,808)
Income tax benefit......       --        --     15,251       --      9,487      --         --        24,738
                         ---------  --------   -------   -------   -------  -------   --------   ----------
Net loss................ $(238,341)  (51,288)  (28,343)  (37,704)  (15,653) (12,324)   (74,417)    (458,070)
                         =========  ========   =======   =======   =======  =======   ========   ==========

 (2) Pursuant to the Restructuring Agreement, the following transactions occurred on April 1, 1998:

     (x) TSAT contributed and transferred to PRIMESTAR Satellite the TSAT Business, comprising all the assets and liabilities of TSAT except (i) the capital stock of Tempo, a wholly-owned subsidiary of TSAT that holds the FCC Permit and other assets and liabilities relating to a proposed DBS system being constructed by Tempo, (ii) the consideration received by TSAT in the Restructuring and (iii) the rights and obligations of TSAT under certain agreements with the Company and others (the "TSAT Asset Transfer");

     (y) Each of (i) Comcast DBS, Inc., a subsidiary of Comcast whose sole asset was Comcast's 10.43% interest in the Partnership, (ii) Comcast Satellite Communications, Inc., a subsidiary of Comcast that held Comcast's PRIMESTAR(R) distribution business, (iii) Cox Satellite, Inc., a subsidiary of Cox that held Cox's 10.43% interest in the Partnership and Cox's PRIMESTAR(R) distribution business, and (iv) GEAS, a subsidiary of GE Americom that held GE Americom's 16.56% interest in the Partnership, respectively, merged with and into PRIMESTAR Satellite, and PRIMESTAR Satellite was the surviving corporation of each such merger (collectively, the "Mergers"); and

     (z) Each of TWE, Newhouse and MediaOne (and its subsidiaries) contributed and transferred to PRIMESTAR Satellite its respective Partnership Interests, PRIMESTAR Assets, including its PRIMESTAR(R) subscribers, inventory and other PRIMESTAR(R)-related assets, and PRIMESTAR Liabilities (collectively, and together with the TSAT Asset Transfer, the "Asset Transfers").

     In connection with the Mergers and Asset Transfers, each of TSAT, Comcast, Cox, MediaOne, TWE, Newhouse and GE Americom, directly or indirectly, received from PRIMESTAR Satellite (i) in the case of Cox and MediaOne, an amount of cash, and in the case of TSAT, TWE, Newhouse, Comcast and GE Americom, an assumption of indebtedness by PRIMESTAR Satellite, (ii) shares of Class A Common Stock, $.01 par value per share, of PRIMESTAR Satellite (which in the Holding Company Formation became the Class A Common Stock, $.01 par value per share, of PRIMESTAR Holdings ("PRIMESTAR Class A Common Stock")), (iii) in the case of TSAT only, shares of Class B Common Stock, $.01 par value per share, of PRIMESTAR Satellite (which in the Holding Company Formation became the Class B Common Stock, $.01 par value per share, of PRIMESTAR Holdings ("PRIMESTAR Class B Common Stock")), and (iii) except in the case of TSAT and GE Americom, shares of Class C Common Stock, $.01 par value per share, of PRIMESTAR Satellite (which in the Holding Company Formation became the

                                PRIMESTAR, INC.

   Class C Common Stock, $.01 par value per share, of PRIMESTAR Holdings ("PRIMESTAR Class C Common Stock")), in each case in an amount determined pursuant to the Restructuring Agreement.

   The TSAT Asset Transfer was recorded at TSAT's historical cost due to the fact that PRIMESTAR Satellite was a wholly-owned subsidiary of TSAT prior to the Restructuring. The remaining elements of the Restructuring, as set forth above, were treated as the acquisition by PRIMESTAR Satellite of the Partnership Interests and PRIMESTAR Assets, and the assumption by PRIMESTAR Satellite of the PRIMESTAR Liabilities, of the Restructuring Parties other than TSAT (the "Non-TSAT Parties"), and such acquisition was accounted for using the purchase method of accounting. TSAT has been identified as the acquiror for accounting purposes and the predecessor for financial reporting purposes due to the fact that TSAT owned the largest interest in the Company immediately following consummation of the Restructuring. The fair value of the consideration issued to the Non-TSAT Parties was allocated to the assets and liabilities acquired based upon the estimated fair values of such assets and liabilities. The estimated fair value of the consideration issued to the Non-TSAT Parties and the estimated fair values of the assets and liabilities acquired, as reflected in the accompanying condensed pro forma combined financial statements, are based upon information available at the date of the preparation of these condensed pro forma combined financial statements, and will be adjusted upon the final determination of such fair values. Management is not aware of any circumstances which would cause the final purchase price allocation to be significantly different from that which is reflected in the accompanying condensed pro forma combined balance sheet. However, actual valuations and allocations may differ from those reflected herein. The final purchase price allocation will be based on an appraisal that is expected to be completed within the 90-day period following the closing of the Restructuring.

 (3) Pursuant to the TSAT Merger Agreement, (i) each outstanding share of Series A Common Stock, $1 par value per share, of TSAT ("TSAT Series A Common Stock") will be converted into the right to receive one share of PRIMESTAR Class A Common Stock and (ii) each outstanding share of Series B Common Stock, $1 par value per share, of TSAT ("TSAT Series B Common Stock" and, together with the TSAT Series A Common Stock, the "TSAT Common Stock") will be converted into the right to receive one share of PRIMESTAR Class B Common Stock subject to adjustment. Each share of PRIMESTAR Common Stock then held by TSAT will be canceled. Upon the closing of the TSAT Merger, the then existing stockholders of TSAT will become the direct owners of TSAT's ownership interest in the Company. The respective obligations of the parties to the TSAT Merger Agreement to consummate the TSAT Merger are subject to the satisfaction or waiver of a number of conditions, including, among others, (a) occurrence of one of the following: (i) FCC approval of TSAT's pending application to transfer control of Tempo to the Company, (ii) divestiture of the FCC Permit by TSAT in accordance with TSAT's obligations under the TSAT Tempo Agreement, or (iii) FCC permission to consummate the TSAT Merger without divestiture of the FCC Permit (including pursuant to an agreement to divest the FCC Permit within a specific time period following the effectiveness of the TSAT Merger); (b) the absence of any legal restraint or prohibition preventing consummation of the TSAT Merger; and (c) receipt of approval for listing on the National Market tier of The Nasdaq Stock Market of the shares of PRIMESTAR Class A Common Stock and PRIMESTAR Class B Common Stock issuable to the stockholders of TSAT pursuant to the TSAT Merger Agreement, subject to official notice of issuance. In addition, the Company has the right to terminate the TSAT Merger Agreement, and abandon the TSAT Merger, under certain circumstances. In light of the foregoing conditions, there can be no assurance that the TSAT Merger will be consummated as currently contemplated by the TSAT Merger Agreement.

    The TSAT Merger will be treated as the acquisition of TSAT by the Company. Such acquisition will be accounted for at TSAT's historical cost since (i) the percentage of the Company to be owned by TSAT stockholders following consummation of the TSAT Merger will be approximately equal to the percentage

                                PRIMESTAR, INC.

    of the Company owned by TSAT prior thereto and (ii) the TSAT Merger and the Restructuring were both part of the same reorganization plan.

 (4) Pursuant to the ASkyB Agreement, it is contemplated that the ASkyB Transaction will be consummated whereby the Company will acquire from MCI the MCI Satellites and MCI's FCC licenses. In consideration, ASkyB will receive non-voting convertible securities of the Company, comprising, subject to closing adjustments, approximately $600 million liquidation value of PRIMESTAR Convertible Preferred Stock (convertible into approximately 52 million shares of non-voting Class D Common Stock, $.01 par value per share, of PRIMESTAR Holdings (the "PRIMESTAR Class D Common Stock), subject to adjustment) and approximately $516 million principal amount of PRIMESTAR Convertible Subordinated Notes (convertible into approximately 45 million shares of PRIMESTAR Class D Common Stock). The PRIMESTAR Convertible Subordinated Notes will be due and payable, and the PRIMESTAR Convertible Preferred Stock will be mandatorily redeemable, on the tenth anniversary of the date of issuance. The PRIMESTAR Convertible Preferred Stock will accrue cumulative dividends at the annual rate of 5% of the liquidation value of such share and the PRIMESTAR Convertible Subordinated Notes will have an interest rate of 5%. Dividends on the PRIMESTAR Convertible Preferred Stock and interest on the PRIMESTAR Convertible Subordinated Notes will be payable in cash or, at the option of PRIMESTAR Holdings, in shares of the non-voting PRIMESTAR Class D Common Stock, for a period of four years. Thereafter, all dividend and interest payments will be made solely in cash. Such convertible securities, and the shares of PRIMESTAR Class D Common Stock issued to ASkyB or any of its affiliates upon conversion of such PRIMESTAR Convertible Preferred Stock and PRIMESTAR Convertible Subordinated Notes, or in payment of dividend or interest obligations thereunder, will be non-voting; however, shares of PRIMESTAR Class D Common Stock will in turn automatically convert into shares of PRIMESTAR Class A Common Stock, on a one-to-one basis, upon transfer to any person other than ASkyB, News Corp. or any of their respective affiliates. The accompanying condensed pro forma combined financial statements assume that Tempo will not divest the Tempo Satellites in connection with the ASkyB Transaction. Due to regulatory and other uncertainties, no assurance can be given that Tempo will not divest one or both of the Tempo Satellites in connection with the ASkyB Transaction.

 (5) Represents the assumed issuance of 66,395,000 shares of New PRIMESTAR Class A Common Stock and 8,465,324 shares of New PRIMESTAR Class B Common Stock that will be exchanged for the TSAT Business. The value of such common stock has been recorded at TSAT's historical basis in the TSAT Business. The number of shares of New PRIMESTAR Class A Common Stock assumed to be issued includes 8,156,000 shares (the "TSAT Option Shares") to be issued to TSAT in respect of shares of TSAT Common Stock ("Issuable TSAT Shares") issuable in December 31, 1997 pursuant to certain stock options, restricted stock awards and other arrangements. Upon consummation of the TSAT Merger, all shares of New PRIMESTAR Common Stock issued to TSAT (including the TSAT Option Shares) will be cancelled, and all outstanding shares of TSAT
     Common Stock will be exchanged for shares of New PRIMESTAR Common Stock. Accordingly, the number of shares of New PRIMESTAR Common Stock issued to TSAT stockholders in connection with the TSAT Merger will be less than the number of shares of New PRIMESTAR Common Stock owned by TSAT prior to the TSAT Merger to the extent Issuable TSAT Shares are not issued and outstanding at the time of the TSAT Merger.

 (6) Represents the elimination of Tempo's historical assets and liabilities. Such assets and liabilities were not transferred to the Company in the Restructuring.

                                PRIMESTAR, INC.

 (7) Represents the consummation of the Mergers and Asset Transfers. Information concerning the aggregate purchase price is set forth below:

                                                            DECEMBER 31, 1997
                                                           --------------------
                                                           AMOUNTS IN THOUSANDS
    PRIMESTAR Class A Common Stock (114,167,000 shares
     valued at estimated fair value of $7.39 per share)...      $  843,694(a)
    PRIMESTAR Class C Common Stock (13,502,000 shares
     valued at estimated fair value of $7.39 per share)...          99,780(a)
    Cash consideration (or assumption of debt in lieu of
     cash consideration)..................................         438,784
    Elimination of Non-TSAT Parties' investment in the
     Partnership..........................................          66,890
    Deferred income tax effect of purchase price
     allocation...........................................         223,713
    Elimination of historical equity......................         223,251
    Write-down of satellite reception equipment to
     estimated fair market value(b).......................         293,485
    Adjustment to reflect satellite capacity rights at
     TSAT's historical cost...............................          84,494
    Estimated direct costs of acquisition (funded by debt
     of the Company)......................................          20,000
                                                                ----------
      Increase to intangible assets.......................      $2,294,091
                                                                ==========

   --------
   (a) For purposes of the accompanying condensed pro forma combined financial statements, the PRIMESTAR Common Stock issued to the Non-TSAT Parties has been valued at $7.39 per share based upon the per share market value of TSAT Common Stock and other relevant factors during a reasonable period before and after the closing date of the Restructuring, which is the date that the amount of cash and number of shares to be received by the Non-TSAT Parties became fixed.

   (b) The adjustment to the property and equipment is based on the estimated depreciated replacement cost for the satellite reception and other property and equipment of the Non-TSAT Parties. Such amount is computed using the depreciation policies and useful lives of TSAT. The adjusted intangible assets balance represents the excess of the Restructuring purchase price over the estimated fair values of the identifiable net assets of the Non-TSAT Parties. The Company's intangible assets are assumed to be primarily associated with its customer relationships, tradenames and goodwill, and, for pro forma purposes, have been amortized over useful lives of 4 years, 20 years and 20 years, respectively.

 (8) Represents the elimination of all amounts due to or from the respective parents of the Non-TSAT Parties.

 (9) Represents the elimination of all amounts payable by TSAT and the Non-TSAT Parties to the Partnership with respect to programming, satellite, national marketing and distribution fees.

(10) Represents the reclassification of the subscriber installation costs of Comcast Satellite. Such subscriber installation costs were reclassified to conform to the Company's classification of such costs as a component of property and equipment.

(11) Represents the elimination of programming, satellite, national marketing and distribution fees received by the Partnership from TSAT and the Non-TSAT Parties.

(12) Adjusts depreciation expense to reflect the preliminary purchase price allocation and to conform the depreciation policies and depreciable lives of the Non-TSAT Parties to those of TSAT. TSAT computes depreciation on a straight-line basis using estimated useful lives of 4 to 6 years for satellite reception equipment; 3 to 10 years for support equipment and 4 years for subscriber installation costs. Also reclassifies amounts included in Comcast Satellite's operating, selling, general and administrative expenses that will be included in depreciation expense under the Company's accounting policies.

                                PRIMESTAR, INC.

                         NOTES TO CONDENSED PRO FORMA
                  COMBINED FINANCIAL STATEMENTS--(CONTINUED)


(13) Represents amortization of the intangible assets that result from the preliminary purchase price allocation. Such amortization is calculated using useful lives for intangible assets related to customer relationships, tradenames and goodwill of 4 years, 20 years and 20 years, respectively.

(14) Represents assumed interest expense on the debt to be incurred or assumed by the Company in connection with the Restructuring. The pro forma adjustment has been calculated using an assumed interest rate of 10% per annum. A 1/8% change in the assumed interest rate would have resulted in a $573,000 change to the Company's pro forma interest expense for the year ended December 31, 1997.

(15) Represents the elimination of interest expense incurred on amounts owed to the respective parents of the Non-TSAT Parties.

(16) Represents the elimination of each Partner's share of the losses of the Partnership.

(17) Represents the assumed income tax effect of the pro forma adjustments.

(18) Represents the cancellation of the TSAT Option Shares. The adjustment assumes that none of the Issuable TSAT Shares will have been issued as of the closing date of the TSAT Merger. To the extent any of the Issuable TSAT Shares are issued as of such closing date, such issued shares will be exchanged for shares of New PRIMESTAR Common Stock.

(19) Represents the issuance of the PRIMESTAR Convertible Preferred Stock and the PRIMESTAR Convertible Subordinated Notes in consideration for the MCI Satellites and MCI's FCC licenses. Such securities have been recorded at their estimated fair value based on management's discussions with investment bankers as of the date of the preparation of these condensed pro forma combined financial statements. Accordingly, the actual fair value of such consideration on the date of issuance may differ from the values reflected herein. Once the MCI Satellites and MCI's FCC licenses are placed into service, amortization will be calculated on a straight-line basis over an estimated useful life of 12 years and 40 years, respectively.

(20) Represents assumed interest expense on the PRIMESTAR Convertible Subordinated Notes. The pro forma adjustment is calculated using the stated interest rate of 5% per annum.

                                PRIMESTAR, INC.

(21) Represents dividends on the PRIMESTAR Convertible Preferred Stock. The pro forma adjustment is calculated using the stated dividend rate of 5% per annum.

(22) Represents pro forma loss per share assuming 194.4 million weighted average shares of PRIMESTAR Common Stock were outstanding during the year ended December 31, 1997. Such weighted average share amount assumes that the estimated number of shares of PRIMESTAR Common Stock that would have been issued if the Restructuring and the TSAT Merger had occurred on December 31, 1997 had been outstanding since January 1, 1997.